UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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MASTEC, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MasTec, Inc.
800 S. Douglas Road, 12th Floor
Coral Gables, Florida 33134
(305) 599-1800

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:
The 2025 Annual Meeting of Shareholders of MasTec, Inc. will be held on May 22, 2025, at 9:30 a.m., local time, via remote communication as more fully described below.
At the Annual Meeting, shareholders will be asked to vote on the following proposals:
1.	The election of C. Robert Campbell, Robert J. Dwyer and Ava L. Parker as Class III directors to serve until the 2028 Annual Meeting of Shareholders.
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year.
3.	Approval of a non-binding advisory resolution regarding the compensation of our named executive officers (“NEOs”).
4.	Such other business as may properly be brought before the 2025 Annual Meeting of Shareholders (“Annual Meeting”), and at any adjournments or postponements of the Annual Meeting.
The foregoing proposals are discussed more fully in the Proxy Statement accompanying this notice. Shareholders of record at the close of business on March 14, 2025, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.
Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission, which we refer to as the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials on or about April 10, 2025, to our shareholders of record on March 14, 2025. The Notice of Internet Availability of Proxy Materials contains instructions for accessing our Proxy Statement and Annual Report and how to vote. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.
This year’s Annual Meeting will be held solely by remote communication, in a “virtual only” format, on May 22, 2025, at 9:30 am. The Annual Meeting will not be held at a physical location, and you will not be able to attend the Annual Meeting physically. This does not represent a change in our shareholder engagement philosophy. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 14, 2025, the record date (the “Record Date”) or hold a legal proxy for the meeting provided by your bank, broker, or nominee. In order to attend the virtual Annual Meeting, shareholders of record as of the close of business on March 14, 2025, must register via the internet at www.virtualshareholdermeeting.com/MTZ2025. Once registered, shareholders can attend and vote at the virtual Annual Meeting via the internet. You may vote during the virtual Annual Meeting by following the instructions available on the meeting website. If you encounter any difficulties accessing the virtual meeting, follow instructions provided on www.virtualshareholdermeeting.com/MTZ2025. A list of shareholders of record as of the Record Date will be available for inspection by shareholders during the Annual Meeting on the Annual Meeting website. Requests to access the list during the 10 days prior to the date of the Annual Meeting should be directed to the Corporate Secretary at Secretary@MasTec.com. It is important that you read the Proxy Materials, including the Company’s Notice of 2025 Annual Meeting of Shareholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K (collectively, the “Proxy Materials”), and we encourage you to vote your shares of common stock in advance of the Annual Meeting by one of the methods described in the Proxy Materials.

Jose R. Mas, Chief Executive Officer
Coral Gables, Florida
April 10, 2025

PROXY STATEMENT
This proxy statement describes important issues affecting MasTec, Inc. (“MasTec” or the “Company”) and is furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our 2025 Annual Meeting of Shareholders to be held at the time and place set forth in the accompanying notice.

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Summary Proxy Information

To assist you in reviewing our 2024 performance and voting your shares, we would like to call your attention to key elements of our 2025 proxy statement and our 2024 annual report to shareholders. The following is only a summary. For more complete information about these topics, please review the complete proxy statement and our 2024 annual report to shareholders.
PROXY STATEMENT SUMMARY
The following summary provides highlights contained in this proxy statement. You should carefully read and consider the information contained in the proxy statement as this summary does not contain all information you should consider before voting.
AVAILABILITY OF PROXY MATERIALS
We began mailing the Notice of Internet Availability of Proxy Materials on or about April 10, 2025, to shareholders of record at the close of business on March 14, 2025.
INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS
•	Date: Thursday May 22, 2025
•	Time: 9:30 a.m., local time
•	Place: www.virtualshareholdermeeting.com/MTZ2025.
ITEMS OF BUSINESS
•	Election of C. Robert Campbell, Robert J. Dwyer and Ava L. Parker as Class III directors to serve until the 2028 Annual Meeting of Shareholders.
•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year.
•	Approval of a non-binding advisory resolution regarding the compensation of our named executive officers (“NEOs”), and
•	Such other business as may properly be brought before the 2025 Annual Meeting of Shareholders (“Annual Meeting”), and at any adjournments or postponements of the Annual Meeting.
RECORD DATE
•	March 14, 2025
BEFORE YOU VOTE
Please review this proxy statement and the other materials described herein carefully before voting. You can receive a free paper or email copy of the material(s) by requesting prior to May 8, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated on your Notice) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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HOW TO VOTE
Vote At Meeting: A shareholder of record may vote during the Annual Meeting by following the instructions at MasTec’s Annual Meeting website. Please check the meeting materials for any special requirements for meeting participation.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the Notice available and follow the instructions.
Vote By Phone: You can vote by phone by calling 1-800-690-6903 from any touch-tone telephone.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.
All persons who have shares of our common stock through our 401(k) plan may vote as described below under the section “How do I vote my shares that are held in my 401(k) Retirement Plan” set forth on page 72.
We have made the decision that this year’s Annual Meeting will be held solely by remote communication, in a “virtual only” format, May 22, 2025, at 9:30 am. The Annual Meeting will not be held at a physical location, and you will not be able to attend the Annual Meeting physically. This does not represent a change in our shareholder engagement philosophy. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 14, 2025, the record date (the “Record Date”) or hold a legal proxy for the meeting provided by your bank, broker, or nominee. In order to attend the virtual Annual Meeting, shareholders of record as of the close of business on March 14, 2025, must register via the internet at www.virtualshareholdermeeting.com/MTZ2025. Once registered, shareholders can attend and vote at the virtual Annual Meeting via the internet. You may vote during the virtual Annual Meeting by following the instructions available on the meeting website. If you encounter any difficulties accessing the virtual meeting, follow instructions provided on www.virtualshareholdermeeting.com/MTZ2025. A list of shareholders of record as of the Record Date will be available for inspection by shareholders during the Annual Meeting on the Annual Meeting website. Requests to access the list during the 10 days prior to the date of the Annual Meeting should be directed to the Corporate Secretary at Secretary@MasTec.com. It is important that you read the Proxy Materials made available to you, including the Company’s Notice of 2025 Annual Meeting of Shareholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K (collectively, the “Proxy Materials”), and we encourage you to vote your shares of common stock in advance of the Annual Meeting by one of the methods described in the Proxy Materials.

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PROPOSALS, BOARD RECOMMENDATIONS, HOW YOU MAY VOTE, VOTES REQUIRED AND LEGAL EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

Proposal	How does the Board recommend that I vote?	How may I vote?	Votes required for approval when quorum is present	Abstentions	Broker non-votes
1. Election of Directors	The Board recommends that you vote FOR each of the three director nominees.	You may vote FOR ALL, WITHHOLD authority to vote for ALL or vote FOR ALL EXCEPT one or more of the nominees you specify.	Affirmative vote of a plurality of the votes cast subject to majority vote policy.	Do not count as votes cast and have no effect on the vote.	Do not count as votes cast and have no effect on the vote.
2. Ratification of our Independent Auditor	The Board recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year.
You may vote FOR or AGAINST the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year, or you may indicate that you wish to ABSTAIN from voting on the matter.

			The number of votes cast in favor of ratification must exceed the number of votes cast opposing ratification.	Do not count as votes cast and have no effect on the vote.	Voted at broker’s discretion.
3. Advisory vote on Executive Compensation	The Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.	You may vote FOR or AGAINST the approval, on an advisory basis, of the compensation of our named executive officers, or you may indicate that you wish to ABSTAIN from voting on the matter.	The number of votes cast in favor of the resolution must exceed the number of votes cast against the resolution.	Do not count as votes cast and have no effect on the vote.	Do not count as votes cast and have no effect on the vote.

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DIRECTOR NOMINEES
The following table summarizes information about the three director nominees. As noted, all have been determined to be independent in accordance with the NYSE independence standards and our director independence guidelines.

Name	Age	Director since	Occupation	Independent	Committee memberships/ positions
C. Robert Campbell	80	2016	Retired and private investor	Yes	Chair D, C
Robert J. Dwyer	81	2004	Retired and private investor	Yes	Lead Independent Director, Chair C,D,E,B,A
Ava L. Parker	62	2022	President of Palm Beach State College	Yes	B

Committee memberships/positions key:
A Executive Committee
B Nominating, Sustainability and Corporate Governance Committee
C Finance and M&A Committee
D Audit Committee
E Compensation Committee

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BUSINESS HIGHLIGHTS
Our outstanding financial performance included:
•	Record revenue of $12.3 billion;
•	Diluted earnings per share (“EPS”) was $2.06 as compared to a loss of $0.64 for 2023;
•	Record cash flow from operations was up 63% year over year to $1.1 billion;
•	Net income was $199.4 million with adjusted EBITDA[1] up 19% year over year to $1.0 billion;
•	Backlog was a record $14.3 billion, up almost $2.0 billion year over year; and
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Year End Stock Price. The market price of our common stock was $136.14 per share on December 31, 2024, a three-year cumulative total shareholder return (“TSR”) of 47.5%. [2]On March 14, 2025, the market price of our common stock was $120.49.

Our balance sheet was also strengthened significantly as a result of improved operational performance combined with prudent cash management:
•	Days sales outstanding, net of contract liabilities (“DSO”) was 60, compared with 74 last year;
•	Liquidity[3] also improved to $2.2 billion, up approximately $601 million from a year ago.
Additionally 2024 featured the following accomplishments:
•	Our Pipeline Infrastructure (formerly Oil and Gas) segment completed the Mountain Valley Pipeline (MVP), the largest contract in MasTec’s history;
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Our Power Delivery segment was awarded and began construction on the Greenlink Transmission and Substation project. This 700-mile project has a contract value greater than $1 billion and is expected to be executed over approximately 4 years;

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Our Clean Energy and Infrastructure (“CE&I”) segment showed steady improvement, with Q4 EBITDA margins setting a new record for the segment. Our CE&I segment was also successful securing new projects, with year-end backlog at $4.2 billion, 35% growth year over year; and

•	Our Communications segment effectively transitioned to an expanded territory and scope with its largest customer and drove down DSO to levels well below peers.
1 Adjusted EBITDA is generally calculated by taking MasTec’s consolidated net income, determined in accordance with generally accepted accounting principles, and adding back interest, depreciation, amortization and income taxes and adjusting for certain other items of income or expense, all as more detailed in the reconciliation of net income to adjusted EBITDA set forth in the Non-GAAP Reconciliations.
2 TSR is the change in stock price over a specific time period.
3 Liquidity is availability under the Company's credit facility plus cash.

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## Revenue ($ billions)

8
9.8
12
12.3
2021
2022
2023
2024

## Income (Loss) Before Income Taxes($ millions)

430.1
43.1
-82.7
251
2021
2022
2023
2024

## Earnings (Loss) per Share ($) (diluted)

4.45
0.42
-0.64
2.06
2021
2022
2023
2024

## Net Cash Provided by Operating Activities ($ millions)

793.1
352.3
687.3
1,121.6
2021
2022
2023
2024

COMPENSATION HIGHLIGHTS
•	Compensation Philosophy
○
MasTec’s objectives for its executive compensation program are to attract, motivate and retain a talented, entrepreneurial and innovative team of executive officers who will provide leadership for MasTec’s success in dynamic and highly competitive markets

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We accomplish these objectives by providing our NEOs the following primary elements of compensation: base salary and annual performance-based incentives paid partially in restricted stock (as discussed in the “Compensation Discussion and Analysis” section on page 37)

•	Best Practices in our Compensation Programs:
○	Three-year vesting period for equity awards
○	Caps on annual bonuses
○	Modest perquisites
○	Use of independent compensation consultant to benchmark and analyze compensation metrics
○	Stock ownership guidelines for our CEO, other NEOs and independent directors
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Anti-hedging and anti-pledging policies. The Board of Directors has, however, granted exceptions to these policies for our Chairman and CEO with certain financing arrangements (for additional details, refer to Footnotes 3 and 4 of the “Security Ownership” section beginning on page 65)

○	An enhanced clawback policy for incentive compensation compliant with SEC and NYSE requirements
○	The Compensation Committee is composed solely of persons who qualify as independent directors under the listing standards of the NYSE
•	Practices We Do Not Engage In
○	No re-pricing of stock options without shareholder approval (no options issued since 2006)
○	No excise tax gross-up provisions in post-2016 employment agreements and commitment to not have in any new agreements

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○	No single trigger change in control provisions in post-2016 employment agreements and commitment to have double trigger provisions in any new agreements
○	No defined benefit pension plan
•	Our Say-on-Pay vote in 2024 was 81.9 percent in agreement with our compensation paid to our NEOs

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Sustainability and Social Responsibility

As a leading infrastructure construction services provider, we are committed to conducting our operations in a safe, fair, environmentally sensitive and socially responsible manner that benefits our stakeholders, including our employees, customers, subcontractors, suppliers, investors and the communities in which we operate.
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Leadership’s commitment. Sustainability principles and practices are embedded within our strategy, risk management and day-to-day operations. Our Sustainability Report, available on our website, summarizes our commitment to sustainability as well as our framework of programs and initiatives.

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Board oversight. The Nominating, Sustainability and Corporate Governance Committee of our Board of Directors has oversight of our corporate responsibility for sustainability matters. We also have formal policies on Human and Labor Rights and Safety, Health and Environmental matters.

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Stakeholder engagement. Stakeholder engagement is a key element of our sustainability efforts and communications. We regularly engage with our investors, employees, customers, subcontractors, suppliers and communities, to understand priority sustainability issues for our business, and seek to monitor these issues and effectively communicate with our stakeholders to strengthen these relationships.

Building for the future. We are committed to working together with our customers to upgrade our nation’s infrastructure – to build better, stronger and more versatile infrastructure to meet the opportunities and challenges of our nation’s future. Investment in sustainable business opportunities is a key component of our business strategy for future growth. Through the construction services we provide, we help to modernize, connect and make our communities safer and more sustainable while helping to build our nation’s infrastructure, including the development and expansion of our nation’s clean energy footprint and the transformation, modernization and expansion of our energy, power delivery, pipeline and communications infrastructure. As a leading North American clean energy contractor, we are committed to working with our customers to advance the energy transition toward cleaner and more sustainable energy sources. Our Clean Energy and Infrastructure segment has grown significantly from $300 million in revenue for 2017 to approximately $4.1 billion in revenue for the year ended December 31, 2024. Our renewable and other clean energy technologies business, which represented approximately 3%, or $170 million of our consolidated revenue in 2017, has grown to approximately 17%, or $2 billion of our consolidated revenue in 2024. As market interest in sustainable energy sources and solutions to mitigate the effects of climate change remains strong, we anticipate expanding growth opportunities for clean energy infrastructure. In addition, our telecommunications and install- to-the home services are expected to play a key role in expanding connectivity to and within homes and communities, including in rural areas, and, together with the development of Internet of Things, or IoT, technologies and improvements in WiFi technologies, assisting in the transformation of our nation’s telecommunications infrastructure to better serve and connect communities and businesses across the United States. With a compelling suite of services, our operations are focused on:
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The increasing need for power generation, including from renewable and other clean energy power sources, such as solar, wind, biomass, and hydrogen; carbon capture sequestration and industrial facility infrastructure; and civil infrastructure, including roads and transport-related infrastructure.

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Grid investment to support the transition toward cleaner and more sustainable renewable power sources, resulting, in part, from the surge in electrification, including from artificial intelligence-related data center demand and acceleration of electrification across transportation, industrial processes and homes; upgrades for grid reliability, aging grid infrastructure, grid security and smart grid technologies; wildfire mitigation services; and storm hardening and response services.

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Pipelines for cleaner burning, lower carbon emission natural gas and liquefied natural gas exports; upgrades to aging pipeline infrastructure; methane reduction initiatives; and pipeline distribution and integrity services.

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Sustainability principles and practices are embedded within our strategy, risk management and day-to-day operations. We strive to be recognized as a company that achieves customer expectations safely, profitably and in a manner that is environmentally responsible, socially aware and rewarding for all our stakeholders. We strive to achieve these goals through an organizational structure that provides excellent service delivery; establishes a reputation of integrity within the communities in which we work; and provides our team members opportunity, fairness, respect and growth opportunities in a merit-based and injury-free environment.

Our Sustainability Report, together with our detailed policies on Human and Labor Rights and Safety, Health and Environmental matters can be found on our website at www.mastec.com/sustainability/. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.
BOARD OVERSIGHT AND SUSTAINABILITY GOVERNANCE
The Nominating, Sustainability and Corporate Governance Committee of our Board of Directors has oversight of sustainability matters for MasTec, including overseeing MasTec’s approach to considering, evaluating and integrating corporate responsibility and sustainability matters, including environmental, social and governance (“ESG”) principles and climate-related risks and opportunities into our business strategy and decision-making processes. This Committee is also responsible for considering MasTec’s material sustainability issues, discussing associated risks with the full Board and management and reviewing and considering whether MasTec has appropriate policies, processes, strategies and initiatives in place to address such matters, including climate-related risks and opportunities.
MasTec’s management compensation program considers sustainability-related factors, among them environmental and safety performance, fleet management, including driver safety and fleet fuel efficiency, and climate-related matters. MasTec regularly assesses its management compensation programs to appropriately align executive compensation and incentive pay with related targets and performance, including for such sustainability-related matters.
Our Nominating, Sustainability and Corporate Governance Committee charter, Code of Business Conduct and Ethics and related policies can be found on the Corporate Governance webpage of our website at https://investors.mastec.com/corporate-governance. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.
EMPLOYEE SAFETY, HEALTH AND WELLNESS
We have a proactive safety culture, and our safety leadership structure is designed to create accountability within each of our businesses and at the corporate level, with reporting to our executive management team. Our safety management process includes continuously monitoring, reporting and addressing our key safety performance indicators. Team members are responsible for preventing incidents, injuries and occupational illnesses, and our project leadership team is tasked with ensuring that projects are accomplished in a safe, productive, environmentally and quality-focused manner. We strive continuously to assess and improve our safety programs and performance and are continuing to develop an enterprise-wide safety management reporting system across our operations.
Safety is a core value at MasTec. It is a mindset that permeates all aspects of our operations, and an attitude that our employees exhibit, strongly and openly. We recognize the need of our workforce to have a safe workplace and are committed to maintaining a strong and sustainable safety culture within our organization. We continually evaluate our safety programs to protect our most important asset – our team members.
We prioritize investments in safety equipment and training because we care deeply about everyone going home safely. An accident-free work environment is also more profitable for our customers, and, therefore, a win-win situation for everyone involved.

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Safety Programs include:
•	Predictive analytics tools and proactive metrics
•	Supervisor/craft inspection and observation process
•	Extensive incident investigation process with weekly executive review
•	In-depth training programs for electric linemen
•	Tailgate and pre-job briefing safety meetings including video-based job planning
•	Defensive and DOT seminars
•	Driver Scorecard for fleet drivers
Industry and safety organization memberships include:

ENVIRONMENTAL STEWARDSHIP
At MasTec, we believe that we all play a role in environmental stewardship. We help our customers find solutions to their environmental goals and requirements and are likewise committed to responsibly managing the environmental impacts of our operations.
Environmental matters are an integral part of our business planning and decision-making processes. We are committed to minimizing the effects of our operations on the climate and the environment and endeavor to reduce our carbon footprint, energy usage and greenhouse gas emissions. We seek to foster conservation and environmental awareness within our operations, and we endeavor to identify and incorporate energy, carbon and water efficiency considerations into our project planning and execution. We understand the importance of tracking and managing climate-related matters, including greenhouse gas emissions, and are in the process of implementing an enterprise-wide carbon emission tracking and reporting system.
Some of our initiatives include:
•	fleet fuel efficiency optimization programs, including through the use of GPS, smart idling and other advanced technologies to improve fleet efficiency, fuel consumption and safety,
•	investment by certain of our operations in equipment containing advanced emissions reduction technologies, helping to reduce our carbon footprint,
•	recycling programs,
•	detailed procedures for the disposal of hazardous waste,
•	incorporation of energy efficiencies and conservation measures in our corporate facilities,
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proactive management of environmental controls to monitor compliance with permit conditions and to preserve protected resources, including streams, wetlands and aquatic life, endangered species, their habitats and nesting areas and high conservation value habitats, as well as archaeological and traditional cultural properties,

•	the development of an enterprise-wide environmental management reporting system across our operations, with reporting to our executive management team, and
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systematic monitoring of key performance indicators to allow us to measure and monitor our performance, identify behavioral trending and implement mitigation strategies to minimize compliance risk and achieve continuous improvement.

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CYBER
The following charts were prepared by Security Scorecard for our Board of Directors on February 10, 2025. Security Scorecard measures security performance based upon evidence of compromised systems, diligence, user behavior and security incidents to provide an evidence-based measure of performance. Our Audit Committee routinely reviews our scorecard as part of its oversight of cyber security risks. For more information regarding our cybersecurity risk management, strategy and governance, please see Item 1C, “Cybersecurity” contained in our Form 10-K for the year ended December 31, 2024.

Prepared on Feb 10, 2025

OUR CURRENT SECURITY SCORE

A

90

mastec.com
Our Industry
Network Security
100
80
60
DNS Health
Patching Cadence
Endpoint Security
IP Reputation
Application Security
Cubit Score
Hacker Chatter
Information Leak
Social Engineering

OUR SECURITY SCORE HISTORY (LAST 12 MONTHS)

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COMMUNITY AND SOCIAL MATTERS
At MasTec, we are proud to serve the communities in which we operate. Partnering with our communities and our customers is fundamental to our business operations. We plan and act for the future, for the long-term good of our company, our customers and our communities. We are active in our local communities and participate in charitable giving, community outreach and community building programs, including disaster relief efforts for communities affected by hurricanes, flooding and similar events. We also have an unwavering commitment to our team members in times of need. Our donations to charitable causes approximated $2.5 million in 2024. In addition to community outreach programs, we seek to develop strong relationships with our local communities, businesses, subcontractors and suppliers, and we have been recognized for our efforts in community and outreach programs by various organizations.
We place significant priority on respectful collaboration with our local communities, and have a notable military veteran workforce, to whom we give recognition annually in our company newsletter, “Fast Break.” Through our community outreach efforts, we are proud to have a military veteran workforce approximating 3% of our total workforce.
To attract and retain talent, we offer comprehensive compensation and benefits packages that include health insurance as well as access to telehealth services, which we have expanded to assist employees with medical and mental health matters. In addition, to help our employees build a financially secure future, we offer a 401(k) plan with matching benefits, an employee stock purchase plan, life and disability insurance plans and a flexible spending account to help employees cover medical expenses. We also offer employees support for personal and work-life issues, including health, legal and financial matters.
We invest significant resources in education, certification and training programs and other professional development opportunities based on an employee’s position and professional activities, including apprenticeship and leadership oriented training programs, tuition reimbursement for qualified training programs, sponsored attendance at industry conferences, departmental and divisional leadership conferences, employee training centers and advancement opportunities within and across businesses and divisions. We seek to develop and cultivate current and future leaders, and design our training programs to create high performing teams, improve productivity, positively affect employee motivation and retention and enhance career development opportunities. Our leadership programs offer advanced training opportunities at all levels and are designed to build leadership talent and provide leaders with the skills and capabilities that put them in a position to succeed. These programs are multi-tiered to align a participant’s curriculum with their current role and level of experience, and include online and classroom training, application of learning to real work settings, field immersion opportunities and mentoring programs.
WORKPLACE CULTURE AND VALUES
We are committed to fostering an environment that offers fairness, respect and merit-based growth opportunities, where our employees can freely bring individual perspectives and varied experiences to work. We seek to attract the best talent and foster a culture of inclusion, teamwork, support and empowerment where all talented individuals have access to opportunities and can achieve success. Our commitment to fostering such an environment, together with our culture of belonging, allows us to recruit and retain highly talented employees, so that we are able to deliver exceptional results to our customers. In our employee recruitment and selection process and the operation of our businesses, we adhere to equal employment opportunity policies without regard to race, color, national origin, religion, religious creed, ancestry, age, sex, sexual orientation, gender, gender identity, gender expression, veteran status, marital status, citizenship status, military status, pregnancy, medical condition, genetic information, physical or mental disability or any other characteristic protected by law.
We have a formal policy for the Nominating, Sustainability and Corporate Governance Committee to include women and minorities in the initial pool of candidates for any new or replacement Board position, as set forth in the Nominating, Sustainability and Corporate Governance Committee's charter.
Women and minorities represent 49% of our overall U.S. workforce and 46% of our U.S. executive, manager and professional workforce, according to our December 2023 EEO-1C report. We are proud to have Board of Director diversity of greater than 62% as of December 31, 2024.

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Below details our Board of Directors diversity as well as excerpts from our 2023 EEO-1 report.

Gender	MALE				FEMALE
Category	White	Hispanic	Black or African American	Other Minority	White	Hispanic	Black or African American	Other Minority	Total Female	Total
Board of Directors	3	3					2			8
	37.5%	37.5%					25%
Total Employees	16,674	8,423	2,136	1,461	2,474	989	272	301	4,036	32,730
	51%	26%	6%	4%	8%	3%	1%	1%	12%
Executives/ Officials & Managers	2,491	829	147	147	460	121	40	46	667	4,281
	58%	19%	3%	3%	11%	3%	1%	2%	16%
Executives, Managers & Professionals	3,648	1,137	267	307	964	262	101	111	1,438	6,797
	54%	17%	4%	4%	14%	4%	1%	2%	21%

EMPLOYEE DEVELOPMENT AND TRAINING
MasTec is invested in continually cultivating the industry’s best talent. Our traditional and pioneering training programs ensure well-staffed, highly-skilled crews and the highest performance standards nationwide.

STAKEHOLDER ENGAGEMENT
Stakeholder engagement is a key element of our sustainability efforts and communications. Our proactive stakeholder engagement practices provide us with valuable insight and feedback throughout the year. We regularly engage with our investors, employees, customers, subcontractors, suppliers and communities to understand the priority sustainability issues for our business. Our engagement process includes formal and informal channels of communication, including quarterly investor calls, investor presentations, one on one meetings, employee feedback, customer, subcontractor and supplier discussions, community and industry events, among others. We also conduct assessments of ESG factors that may be material to our business. The feedback we receive from these engagement efforts informs our understanding of the issues most significant to our stakeholders. We seek to monitor these issues and effectively communicate with our stakeholders to strengthen these relationships.
Below are several of our policies/practices that have been influenced by our stakeholder engagement:

Policy/Practice	Description
NEO Stock Ownership	See page 48
Clawback Policy	See page 47
Consideration of Gender/Minority Diversity in selection of new Board Members	We have instituted a policy to include women and minority candidates in the initial pool considered for Board positions
Elimination of excise tax gross ups in post 2016 NEO employment agreements	Our Compensation Committee has mandated no excise tax gross ups in future NEO employment agreements
Elimination of Single-Trigger change in control provisions in post 2016 NEO employment agreements	Our Compensation Committee has mandated no single trigger change in control provisions in future NEO employment agreements

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Governance of the Company

DIRECTOR INDEPENDENCE
The Board, in the exercise of its reasonable business judgment, has determined that a majority of our directors qualify as independent directors pursuant to applicable NYSE and SEC rules and regulations. In making the determination of independence, the Board considered that no independent director has a material relationship with MasTec, either directly or as a partner or shareholder of an organization that has a relationship with MasTec, or any other relationships that, in the Board’s judgment, would interfere with the director’s independence. In arriving at this conclusion, our Board of Directors made the affirmative determination that C. Robert Campbell, Ernst N. Csiszar, Robert J. Dwyer, Julia L. Johnson, Javier Palomarez and Ava L. Parker meet the Board’s previously adopted categorical standards for determining independence in accordance with the NYSE’s corporate governance rules. The Board of Directors determined that there were no transactions or relationships between each Director or any member of his or her immediate family and MasTec and its subsidiaries and affiliates except those transactions reported below under the “Certain Relationships and Related Party Transactions—Transactions with Related Persons” section. Our Board of Directors determined that each of these transactions and relationships was within the NYSE standards and our categorical standards and that none of the transactions or relationships affected the independence of the Director involved. Our adopted categorical standards for determining independence in accordance with the NYSE’s corporate governance rules are contained in our Governance Principles, a copy of which is available on our website at www.mastec.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.
Through shareholder feedback we recognize that gender diversity is important to our shareholders and, as a result, we have a formal policy to include women and minorities in the initial pool of candidates for any new or replacement Board positions.
BOARD LEADERSHIP STRUCTURE
The Board holds executive sessions of the independent directors at every regularly scheduled Board meeting. The Board, with six directors deemed independent, maintains a percentage of independent directors serving on the Board above the NYSE requirement that a majority of directors be independent.
The Board conducts its business through meetings of the full Board and through committees of the Board, including the Executive Committee, the Audit Committee, the Compensation Committee, the Finance and Mergers and Acquisitions Committee, and the Nominating, Sustainability and Corporate Governance Committee. Ad hoc committees are formed as needed. The Board and its committees also act by written consent. During 2024, the Board met on four occasions, for which each of the directors who served during 2024 attended at least 75% of the Board meetings and at least 75% of the meetings of each committee on which such director served.
MasTec separates the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for determining the strategic direction for MasTec and the day-to-day leadership and performance of MasTec. The principal responsibility of the Chairman of the Board is to serve as chief administrative liaison between our directors and our management and to monitor implementation of the Board’s directives and actions.
MasTec does not have a policy requiring that our directors attend the Annual Meeting. All of the directors attended our 2024 Annual Meeting.
LEAD INDEPENDENT DIRECTOR
Robert J. Dwyer has been selected, by a majority vote of the independent directors, as the lead independent director to preside over all executive sessions of the independent directors. Mr. Dwyer will serve as lead independent director until his successor is duly qualified at the next annual meeting of the Board or until his earlier resignation or removal. In this role, Mr. Dwyer is responsible for facilitating communication between management and the Board. The independent directors meet separately in regularly scheduled executive sessions without management.

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RISK OVERSIGHT
The Board is involved in the oversight of risks that could affect MasTec. The committees of the Board are primarily responsible for the oversight of risk as follows: the Audit Committee has oversight over accounting and control risks, as well as enterprise risk assessment and risk management, including cyber security; the Compensation Committee has oversight to ensure that our compensation and incentive plans do not encourage or incentivize risk taking; the Nominating, Sustainability and Corporate Governance Committee oversees the independence of the Board, corporate ethics, sustainability and governance risk; and the Finance and Mergers and Acquisitions Committee has oversight over financial policies, acquisition strategy and financial strategy. However, the full Board has retained responsibility for enterprise-wide risks and for the general oversight of risks including cyber-related risks. The Board satisfies this responsibility by receiving reports from the committee chairs, as well as regular reports received directly from officers of MasTec who are responsible for overseeing and monitoring risks. Risk related to our compensation policies is described in the “Risk Considerations in Our Compensation Programs” section on page 47 of this Proxy Statement.

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BOARD AND COMMITTEE MEMBERSHIP
Set forth below is certain information on our Directors and Director Nominees, each of whom is a current director.
Class I Directors:

Ernst N. Csiszar
Age: 74 | Director since: 2005 | Independent: Yes | Gender: Male | Race/Ethnicity: White
Mr. Csiszar is currently a private investor and serves on the Board of Directors of American Integrity Insurance Company, a property and casualty insurance company. From September 2004 until his retirement in September 2006, Mr. Csiszar was the President and Chief Executive Officer of the Property Casualty Insurers Association of America, the property and casualty insurance industry’s principal trade association. Mr. Csiszar was the Director of Insurance for the State of South Carolina from February 1998 to August 2004 and served as President of the National Association of Insurance Commissioners in 2004. Mr. Csiszar also served as the President and Chief Executive Officer of Seibels Bruce Group, Inc., a property and casualty insurance company, from 1993 to 1998. He was also a visiting professor at the School of Business at the University of South Carolina and served as Managing Co-director of Holborn Holdings Corporation, a European investment banking firm. Mr. Csiszar is considered an “audit committee financial expert” under the applicable SEC rules.
Committees: Audit; Chair of Compensation

Board Skills and Qualifications: Mr. Csiszar brings to our Board his extensive experience in insurance and risk management, executive leadership and his advisory experience in financial matters.

Julia L. Johnson
Age: 62 | Director since: 2002 | Independent: Yes | Gender: Female | Race/Ethnicity: Black
Since January 2001, Ms. Johnson has been the President of Net Communications, LLC, a regulatory analysis and public policy consulting firm that specializes in the communications, energy, and information technology public policy arenas. Ms. Johnson served on the Florida Public Service Commission from January 1992 until November 1999 and served as chairwoman from January 1997 to January 1999. Ms. Johnson also chaired Florida’s Information Service Technology Development Task Force, which advised then Florida Governor Jeb Bush on information technology policy and related legislative issues, from November 1999 to July 2001. Ms. Johnson also serves on the Board of Directors of American Water Works Co., Inc. and formerly served on the Board of Directors of each of First Energy Corp. (NYSE: FE) and Northwestern Corporation (Nasdaq: NWE).
Committees: Chair of Nominating, Sustainability and Corporate Governance; Executive; Finance and Mergers & Acquisitions; Audit

Board Skills and Qualifications:
Ms. Johnson brings to our Board extensive knowledge with respect to the regulatory process and policy development in several of our industries, many years of service on the boards of several other public companies and a deep understanding of corporate governance.

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Jorge Mas
Age: 62 | Director since: 1994 | Chairman since: 1998 | Independent: No | Gender: Male | Race/Ethnicity: Hispanic
Mr. Mas is Chairman of the Board and Co-Founder of MasTec, Inc. (NYSE: MTZ) and has been involved in all phases of the Company’s development since its creation in 1994. Mr. Mas is also the managing partner of a private equity group which manages a diverse portfolio of operating companies and investments. He has served on over a dozen corporate boards assisting in strategic growth strategies and corporate governance. Jorge Mas is Managing Owner of the Miami Major League Soccer franchise, Inter Miami CF. Mr. Mas is the Chairman of the Board of the Cuban American National Foundation (CANF) founded in 1981 and dedicated to the promotion of a free and democratic Cuba. Mr. Mas has been recognized as one of the 100 most influential Hispanics in the United States by Latino Leaders Magazine. He is the past recipient of the Simon Wiesenthal Center National Community Service Award for his contribution toward freedom and received the Bravura Award for his defense of free speech. Mr. Mas graduated from the University of Miami with a bachelor’s degree in business administration in 1984 and a master’s in business administration in 1985.
Committees: Chair of Executive

Board Skills and Qualifications:
Mr. Mas brings to our Board executive and management leadership experience, strategy, vision, considerable knowledge and understanding of our operations, challenges and opportunities, and markets, and a unique historical perspective as our longest serving Board member and having served in many capacities (including Chief Executive Officer) in his more than 30 years with us.

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Nominees
Class II Directors:

Jose R. Mas
Age: 53 | Director since: 2001 | Independent: No | Gender: Male | Race/Ethnicity: Hispanic
Mr. Mas has been our Chief Executive Officer, referred to as the CEO, since April 2007 and has been a member of our Board since August 2001. From April 2007 to January 2010, Mr. Mas was also our President. Mr. Mas served as MasTec’s Vice Chairman of the Board and Executive Vice President—Business Development from August 2001 until March 2007. Mr. Mas started with MasTec in 1992, and from 1999 until 2001 he was head of MasTec’s Communications Service Operation. Mr. Mas is the brother of Jorge Mas, our Chairman of the Board. Mr. Mas is a member of the Board of Directors of Helmerich & Payne, Inc.

Board Skills and Qualifications:
Mr. Mas brings to our Board executive leadership and vision, considerable knowledge of, and a unique perspective on, our business, strategy, development, opportunities, operations, people, competition and financial position.

Javier Palomarez
Age: 64 | Director since: 2015 | Independent: Yes | Gender: Male | Race/Ethnicity: Hispanic
Mr. Palomarez is President and Chief Executive Officer of the United States Hispanic Business Council, an organization that advocates for Hispanic-American business builders, job creators and taxpayers, since September 15, 2021, and was the President and Chief Executive Officer of the United States Hispanic Chamber of Commerce, a trade organization that promotes the interests of Hispanic owned businesses, from 2000 until February 2018. Mr. Palomarez has served on a variety of boards and advisory councils in both the public and private sectors, including the Comcast NBC Universal Diversity Advisory Council, the Goldman Sachs 10,000 Small Businesses Advisory Board, the International Republican Institute and the National 4-H Council Board of Trustees. Mr. Palomarez is a member of the Washington Economic Club and serves on the FCC Diversity Advisory Council. Prior to joining the USHCC, Mr. Palomarez served in various executive capacities with Allstate Insurance Corporation, Sprint, Inc. and Bank of America. Mr. Palomarez served on the Board of Directors of Forward Air, Inc. in 2017.
Committees: Nominating, Sustainability and Corporate Governance
and Compensation

Board Skills and Qualifications:
Mr. Palomarez brings to our Board significant experience in marketing, media relations, governmental and minority business affairs. In addition, he has significant knowledge of international affairs, particularly regarding Mexico and South America.

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Class III Directors:

C. Robert Campbell
Age: 80 | Director since: 2016 | Independent: Yes | Gender: Male | Race/Ethnicity: White
Mr. Campbell has over 30 years of senior financial management experience. From October 2004 to December 2013, Mr. Campbell was MasTec’s Executive Vice President and Chief Financial Officer. From 2002 to 2004, he was Executive Vice President and CFO for TIMCO Aviation Services, Inc. From 1998 to 2000, Mr. Campbell was the President and CEO of BAX Global, Inc. and from 1995 to 1998 Executive Vice President-Finance and CFO for Advantica Restaurant Group, Inc. From 1974 until 1995 Mr. Campbell held various senior management positions with Ryder System, Inc., including as Executive Vice President, Human Resources and Administration and for 10 years as Executive Vice President and CFO of its Vehicle Leasing and Services Division. Mr. Campbell, who is a Certified Public Accountant (inactive), has a Bachelor of Science degree in Industrial Relations from the University of North Carolina, an MBA from Columbia University and a Master of Science in Accounting from Florida International University. Mr. Campbell previously served as Director for Forward Air Corporation (Nasdaq: FWRD), and as its Lead Director, Audit Committee Chairman and Compensation Committee Chairman. Mr. Campbell also previously served as Lead Director and Vice-Chairman of the Board of Directors of the Pernix Group, Inc. where he served as its Audit Committee Chairman and was a member of its Compensation Committee.
Committees: Chair of Audit; Finance and Mergers & Acquisitions

Board Skills and Qualifications:
Mr. Campbell brings to our Board his impressive experience in accounting, finance and executive leadership. In addition, Mr. Campbell brings unique knowledge of MasTec, our operations and our financial history and constituents.

Robert J. Dwyer
Age: 81 | Director since: 2004 | Independent: Yes | Gender: Male | Race/Ethnicity: White
Mr. Dwyer retired in 1999 and is currently a private investor. Prior to 1999, Mr. Dwyer spent 17 years with Morgan Stanley and Dean Witter Reynolds in various executive positions. He currently serves as a director of Bimini Capital Management, Inc. and formerly served as a director of BNY/Ivy Multi-Strategy Hedge Fund, LLC. Mr. Dwyer has numerous charitable and civic interests and has served on boards of several public and private companies.
Committees: Chair of Finance and Mergers & Acquisitions; Audit; Compensation; Nominating, Sustainability and Corporate Governance; Executive

Board Skills and Qualifications:
Mr. Dwyer brings to our Board his executive leadership and management experience, many years of service on the boards of several other public and private companies and extensive experience with respect to corporate capital structures and capital markets, strategic planning, corporate finance and mergers and acquisitions, and is considered an “audit committee financial expert” under applicable SEC rules.

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Ava L. Parker
Age: 62 | Director since: 2022 | Independent: Yes | Gender: Female | Race/Ethnicity: Black
Ms. Parker currently serves as the President of Palm Beach State College in Palm Beach County. Prior to joining Palm Beach State College, Ms. Parker was Executive Vice President and Chief Operating Officer at Florida Polytechnic University from 2012 to 2015, served on the Board of Governors for the State University System from 2002 to 2012, where she served as chairwoman from 2010 to 2012, and was a partner with law firm Lawrence & Parker in Jacksonville, Florida from 2001 to 2015. Ms. Parker also sits on the Board of Directors of Orchid Island Capital, Inc. (NYSE: ORC), a publicly traded specialty finance company, the Business Development Board of Palm Beach County and the Economic Council of Palm Beach County and served on the Board of Directors of Professional Holding Corp. (Nasdaq: PFHD), the holding company for a community bank specializing in construction, residential and commercial real estate financing, as well as business loans, from 2020 until 2023. Ms. Parker also served as the inaugural Executive Director of the Emerging Issues Policy Forum, a regulatory think tank and research organization focusing on emerging trends and issues in the regulated utility industry. Ms. Parker earned her B.A. and J.D. degrees from the University of Florida.
Committees: Nominating, Sustainability and Corporate Governance

Board Skills and Qualifications: Ms. Parker brings to our Board her executive leadership, finance and energy experience.

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BOARD SKILLS AND QUALIFICATIONS	ERNST N. CSISZAR	JULIA L. JOHNSON	JORGE MAS	JOSE R. MAS	JAVIER PALOMAREZ	C. ROBERT CAMPBELL	ROBERT J. DWYER	AVA L. PARKER
Accounting	X		X	X	X	X	X
Relevant Industry Knowledge		X	X	X	X	X	X	X
Compensation	X		X	X	X	X	X	X
Board Governance		X	X	X	X	X	X	X
Legal/Regulatory/Compliance	X	X	X	X	X	X		X
M&A/Corporate Finance	X	X	X	X		X	X
Risk Management	X		X	X		X	X
Safety & Health			X	X		X
International	X		X	X	X	X
Executive Leadership	X	X	X	X	X	X	X	X

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Committee Membership	Executive	Finance and M&A	Audit	Compensation	Nominating, Sustainability and Corporate Governance
Ernst N. Csiszar			Member	Chair
Julia L. Johnson	Member	Member	Member		Chair
Jorge Mas	Chair
Jose R. Mas
Javier Palomarez				Member	Member
C. Robert Campbell		Member	Chair
Robert J. Dwyer	Member	Chair	Member	Member	Member
Ava L. Parker					Member

EXECUTIVE COMMITTEE
2024 Meetings: 0 | Chair: Jorge Mas Members: Julia L. Johnson, Robert J. Dwyer

The principal function of the Executive Committee is to act for the Board when action is required between meetings of the full Board, subject to certain limitations specified by the Board and applicable law. The Board, in the exercise of its reasonable business judgment, has determined that each member of the Executive Committee, other than Mr. Mas, is independent under applicable NYSE and SEC rules and regulations.

FINANCE AND MERGERS AND ACQUISITIONS COMMITTEE
2024 Meetings: 1 | Chair: Robert J. Dwyer Members: Julia L. Johnson, C. Robert Campbell

The Finance and Mergers and Acquisitions Committee is charged with fulfilling the Board’s responsibilities, within certain guidelines established by the Board, relating to the evaluation of MasTec’s financing, merger, acquisition and disposition activities. The Board, in the exercise of its reasonable business judgment, has determined all of the members are independent under applicable NYSE and SEC rules and regulations.

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AUDIT COMMITTEE
2024 Meetings: 10 | Chair: C. Robert Campbell Members: Julia L. Johnson, Robert J. Dwyer, Ernst N. Csiszar

The Board, in the exercise of its reasonable business judgment, has determined that (i) C. Robert Campbell, Robert J. Dwyer and Ernst N. Csiszar each qualifies as an “audit committee financial expert,” (ii) each member of the Audit Committee is financially literate and (iii) each member of the Audit Committee is independent for audit committee purposes under applicable NYSE and SEC rules and regulations and internal controls. The Audit Committee assists the Board in overseeing MasTec’s financial reporting and legal and regulatory compliance program and the qualifications and independence of MasTec’s independent registered public accounting firm. The Audit Committee is also responsible for approving all audit and non-audit services provided by our independent registered public accounting firm, including the scope of such services and fees paid to our independent registered public accounting firm. The Board has adopted a charter that sets forth the responsibilities of the Audit Committee. Please refer to the section entitled “Audit Committee and Audit Related Information” for further information regarding the Audit Committee.

COMPENSATION COMMITTEE
2024 Meetings: 4 | Chair: Ernst N. Csiszar Members: Robert J. Dwyer, Javier Palomarez

The Compensation Committee is charged with discharging the Board’s responsibilities relating to compensation and evaluation of MasTec’s executive officers, including establishing compensation policies and philosophies for MasTec and its executive officers. The Compensation Committee is also charged with reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, as well as overseeing MasTec’s incentive compensation plans and equity-based plans that are subject to Board approval, including overseeing the review of risk resulting from incentive compensation policies. The Board, in the exercise of its reasonable business judgment, has determined that all members are independent under applicable NYSE and SEC rules and regulations. The Board has adopted a charter that sets forth the responsibilities of the Compensation Committee.

For a description of the role performed by executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis.”

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NOMINATING, SUSTAINABILITY AND CORPORATE GOVERNANCE COMMITTEE
2024 Meetings: 4 | Chair: Julia L. Johnson Members: Robert J. Dwyer, Javier Palomarez, Ava L. Parker

The Nominating, Sustainability and Corporate Governance Committee is charged with oversight of ESG matters and initiatives in addition to its nominating and governance duties. The Board, in the exercise of its reasonable business judgment, has determined all the members of the Nominating, Sustainability and Corporate Governance Committee are independent under applicable NYSE and SEC rules and regulations. The Nominating, Sustainability and Corporate Governance Committee is responsible for developing qualifications for members of the Board, recommending to the Board candidates for election to the Board and evaluating the effectiveness and performance of the Board. The Nominating, Sustainability and Corporate Governance Committee also develops and monitors MasTec’s Governance Principles and its code of business conduct and ethics; monitors and safeguards the Board’s independence; and annually undertakes performance evaluations of the Board committees and the full Board. The Board has adopted a charter that sets forth the responsibilities of the Nominating, Sustainability and Corporate Governance Committee.

The Nominating, Sustainability and Corporate Governance Committee has no specific minimum qualifications for director candidates. In general, however, people considered for membership on the Board must have demonstrated leadership capabilities, be of a sound mind and high moral character and be willing and able to commit the necessary time for Board and committee service. In light of the importance of Board composition for effective oversight, the Nominating, Sustainability and Corporate Governance Committee strives to maintain an appropriate balance of tenure, variety of perspectives, skills and experience on the Company’s Board. The Committee has instituted a policy that the initial pool of candidates for any new board position include women and minorities in accordance with its charter. In evaluating potential candidates for service on the Board, the Nominating, Sustainability and Corporate Governance Committee will consider the candidate’s ability to satisfy the NYSE’s and SEC’s independence requirements and the candidate’s ability to contribute to the effective oversight and management of MasTec. The Board has determined that the Board must have the appropriate variety of perspectives, mix of characteristics, skills and other qualities identified from time to time by the Board as being important in fostering an effective and sustainable culture, for the optimal functioning of the Board in its oversight of MasTec, and such other factors as the Nominating, Sustainability and Corporate Governance Committee may, in its discretion, deem important to successful service as a director.

The Nominating, Sustainability and Corporate Governance Committee will consider candidates recommended by MasTec shareholders pursuant to written applications submitted to the Nominating, Sustainability and Corporate Governance Committee, c/o Corporate Secretary, MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. The information required to be included in any such recommendation is set forth in our bylaws, and the general qualifications and specific qualities and skills established by the committee for directors are included in the charter of the Nominating, Sustainability and Corporate Governance Committee and our Governance Principles. No nominee recommendations were received by the Nominating, Sustainability and Corporate Governance Committee from any shareholder or group of shareholders who beneficially own more than five percent of our common stock for the previous year’s Annual Meeting of Shareholders.

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COMPENSATION OF DIRECTORS
2024 Director Compensation
In May 2024, the Compensation Committee directed its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”) (see the “Role of Compensation Consultant” section on page 42 regarding the Compensation Committee’s retention of Meridian), to conduct a competitive review of MasTec’s independent director compensation program. Meridian’s review assessed our independent director compensation program against peer group practices (Meridian used the same peer group to assess our Named Executive Officers’ compensation that is described below under the caption “Role of Peer Companies and Benchmarking”).
Based upon the results of the competitive review, effective July 1, 2024 the annual retainer was increased from $290,000 to $300,000, and is paid on a quarterly basis. The lead Director retainer increased from $30,000 to $40,000 and the Audit Committee Chair retainer increased from $20,000 to $30,000. No other changes were made to the Committee Chair annual retainers.
A minimum of 55% of the compensation must be taken in the form of common stock to be issued under the MasTec, Inc. Amended and Restated 2013 Incentive Compensation Plan, which we refer to as the 2013 ICP, but directors may elect to take a greater portion of the quarterly fee in common stock and committee chairpersons may elect to take all or a portion of their annual retainers in the form of common stock. Shares will be valued at the last sale price of the common stock on the NYSE at the close of trading on the applicable quarterly payment date. Directors must make an initial election during an open trading window under MasTec’s insider trading policy and can change such election during an open trading window. The remainder of the retainer, if any, will be paid in the form of cash.
Since January 1, 2020, our independent director compensation policy provides that independent directors must own, at the end of each calendar quarter, a minimum of $500,000 in Company common stock valued based on the average closing price of the Company’s common stock on the NYSE during the 30 trading days preceding such quarter-end. Independent directors have five years to meet the requirement and new independent directors have a five-year exception period to meet such requirement. No independent director serving more than five years as of 2024 owned less than $1,447,577 in Company common stock as of December 31, 2024. See the “Stock Ownership and Retention Guidelines” section on page 48 for more information on our stock ownership and retention guidelines.
Independent Director Compensation is summarized in the following table:

Compensation Component	Director Compensation (prior to July 1, 2024)	Director Compensation (effective July 1, 2024)
Annual Board Retainer	$290,000	$300,000
Lead Independent Director	$30,000	$40,000
Audit Committee Chair	$20,000	$30,000
Compensation Committee Chair	$15,000	$15,000
Nominating, Sustainability and Corporate Governance Committee Chair	$15,000	$15,000
Finance and Mergers & Acquisitions Committee Chair	$5,000	$5,000
Stock Ownership Requirement	$500,000	$500,000

Jorge Mas Compensation
Jorge Mas has been an employee of MasTec (or its predecessor) since 1979 and Chairman of our Board since 1998. In addition, Mr. Mas previously served as Chief Executive Officer of MasTec, during which time, he had day-to-day policy making responsibilities. Despite relinquishing the CEO position, Mr. Mas, through his continuous service as our chairman, his in-depth knowledge of our industry and our Company, his relationships with governmental leaders who are critical to our business, as well as the special relationship he has to MasTec as a member of its founding family and as a significant shareholder, fulfills a vital role for the Company.

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Although Jorge Mas does not have a policy making role, his involvement in MasTec’s management goes far beyond that of a director. His day-to-day role involves substantial consultation and collaboration with our CEO, Jose R. Mas, as well as other members of senior management. Jorge Mas provides constant and significant real-time assistance to our CEO and management team with respect to critical and sensitive strategic and other fundamental business issues such as government relations, mergers and acquisitions and financing. His commitment, both in time and substance, far exceeds that which would be contributed by a director. In addition, Mr. Mas’s breadth of industry knowledge and long tenured experience with the Company enable him to provide invaluable advice and counsel to our CEO and other members of management. Given this active role and Mr. Jorge Mas’s relationship to our CEO, beginning in 2017, the Board directed the Compensation Committee, made up entirely of independent directors, to determine appropriate compensation for Mr. Mas. Mr. Mas does not receive any compensation for his status as our Chairman of the Board.
For 2024, pursuant to applicable recommendations and approvals of the Compensation Committee and the independent directors of the Board (including those serving on the Compensation Committee), Mr. Jorge Mas received the following compensation package for 2024:
•	The grant by the Compensation Committee on March 18, 2025, of a cash bonus of $1,200,000 and a grant of 37,028 shares of restricted stock with a market value of approximately $4,500,000.[1]
•
Mr. Mas also received: (i) imputed income of $10,373 for life insurance policies on the lives of Mr. and Mrs. Jorge Mas that are owned by MasTec and are subject to a split dollar arrangement, (ii) medical insurance benefits of $12,600, (iii) Executive Supplemental Long-Term Disability benefits of $7,656, (iv) auto lease of $26,843, (v) miscellaneous income of $12,600 and (vi) $25 of employee anniversary and holiday gift cards. See the “Certain Relationships and Related Party Transactions” section on page 69 for a description of the split-dollar agreement that MasTec entered into with Mr. Jorge Mas.

1 The grant date value of the restricted stock award, which vests three years after the grant date, is based on the closing market price of $121.53 for a share of our common stock on March 18, 2025.
Deferred Fee Plan
Under the terms of the MasTec, Inc. Deferred Fee Plan for Directors, as amended, or the Deferred Fee Plan, directors may elect to defer the receipt of cash and stock fees for their services as directors. Each director may elect the type and percentage of fees to be deferred. Deferred cash fees may be directed to a deferred cash account or a deferred stock account (or both). Deferred stock fees may only be directed to a deferred stock account. Elections to defer fees remain in force unless amended or revoked within the required time periods. MasTec will periodically credit gains, losses and earnings to a director’s deferred cash account in accordance with the investment options selected by the director, until the full balance of the director’s deferred cash account has been distributed. The deferred stock account will be credited with stock dividends (or with cash dividends that are converted to deferred stock credits pursuant to the Deferred Fee Plan). Distribution of a director’s cash and stock accounts will begin on January 15 of the year following the directors’ termination of all services with us or, in the case of a change of control (as defined in the Deferred Fee Plan), in a lump sum as soon as practicable following such change of control. Distributions from the deferred cash account will be made in cash and distributions from the deferred stock account will be made in shares of MasTec’s common stock. Distributions on account of a director’s termination of all services with us will either be made in a lump-sum payment or in up to five consecutive installments as elected by the director.

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Director Compensation Table
The following table sets forth a summary of the compensation we paid to our directors for services rendered in 2024.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total ($)
C. Robert Campbell	$135,816	$184,184	$320,000
Ernst N. Csiszar	$125,090	$184,910	$310,000
Robert J. Dwyer	$172,579	$162,421	$335,000
Julia L. Johnson	$147,579	$162,421	$310,000
Javier Palomarez	$132,579	$162,421	$295,000
Ava L. Parker	$110,159	$184,841	$295,000
Jorge Mas (3)	—	—	—

(1)	This column reports the amount of compensation earned for Board and committee service elected to be received in cash.
(2)
This column represents the amount of compensation earned for Board and committee service elected to be received in stock. Amounts shown in this column represent the fair value of the awards as of date of issuance computed in accordance with FASB ASC Topic 718. Each restricted stock award was valued at the closing market price of our common stock on the date of the grant. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 9 in our Consolidated Financial Statements, which are contained in our Form 10-K for the year ended December 31, 2024.

(3)	Mr. Mas’ compensation related to his contributions as an employee of MasTec are detailed above. Mr. Mas did not receive any compensation for his role as our chairman in 2024.
As of December 31, 2024, there were no outstanding stock option awards or unvested stock awards for any independent director.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
In 2024, none of our then-serving executive officers or directors was a member of the board of directors, compensation committee or other board committee performing equivalent functions of any other company where the relationship would be considered a compensation committee interlock under SEC rules.
COMMUNICATIONS WITH DIRECTORS
Interested parties who want to communicate with the Board as a whole, the lead independent director or any individual Board member should mark their communications as “Communication to the MasTec, Inc. Board of Directors,” address them to the Board, the lead independent director or a Board member, as the case may be, and direct them to MasTec’s Vice President of Investor Relations at MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134, or by email to marc.lewis@mastec.com. Communications to the non-management members of the Board should be marked clearly as such and should be directed to MasTec’s “Board Designee” and mailed or emailed to the foregoing addresses. The Vice President of Investor Relations will forward all such communications directly to such Board members. Any such communications may be made on an anonymous and confidential basis.
Copies of our current Audit Committee, Compensation Committee and Nominating, Sustainability and Corporate Governance Committee charters, as well as our Governance Principles, are available on MasTec’s website located at www.mastec.com and are available in paper copy to any shareholder who requests them at MasTec, Inc., Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. Our Internet website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

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CODE OF BUSINESS CONDUCT AND ETHICS
MasTec has adopted a code of business conduct and ethics, called the Code of Business Conduct and Ethics, which applies to all our directors, officers and employees and includes additional criteria that are applicable to our CEO and senior financial officers. The full text of the Code of Business Conduct and Ethics is available in the Investor section of MasTec’s website at www.mastec.com under the tab “Corporate Governance” and is available in paper copy without charge to any shareholder who requests it. We intend to provide amendments or waivers to our Code of Business Conduct and Ethics for any of our directors and senior officers on our website within four business days after such amendment or waiver. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.
MasTec has also adopted anti-hedging and anti-pledging policies, which are further described on page 48.

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PROPOSAL NO. 1: Election of Directors

The Board has nominated C. Robert Cambell, Robert J. Dwyer and Ava L. Parker to stand for election as Class III Directors to hold office until the 2028 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The Class III director nominees are incumbent directors.
The Board is composed of eight directors elected in three classes, with three Class I Directors, two Class II Directors and three Class III Directors. We have maintained a classified board structure since MasTec became a public company in 1994. Our Board believes this approach provides greater board stability that allows us to execute on strategies that deliver long-term shareholder value, such as the multi-year strategic transition that now allows us to capitalize on the growing demand for renewable energy and power delivery services. Our Board also believes that our classified structure is a key factor that allows us to continue to meet the criteria necessary to maintain our certification as a Minority-Controlled Company by the National Minority Suppliers Development Council. This certification allows MasTec to be recognized as a minority contractor throughout the United States and across a range of industries that we serve, which assists us in winning new business.
Except as otherwise provided under our Amended and Restated Bylaws and the Florida Business Corporation Act, directors in each class hold office for three-year terms. The terms of the classes are staggered so that the term of only one class terminates each year. The terms of the current Class III Directors expire at the Annual Meeting, the terms of the Class I Directors expire at the 2026 Annual Meeting of Shareholders and the terms of the Class II Directors expire at the 2027 Annual Meeting of Shareholders. If elected, the nominees for Class III Directors will serve until the 2028 Annual Meeting of Shareholders. Additional background information regarding the nominees for election is provided in the “Board and Committee Membership” section beginning on page 20. MasTec has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees refuses or is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board.
The Board recommends that you vote “FOR” the election of each of the nominees named above. Unless otherwise indicated, all proxies will be voted “FOR” the election of each of the nominees named above for election as a Class III Director.

PROPOSAL NO. 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected and appointed the firm of PricewaterhouseCoopers LLP to act as our independent registered public accounting firm for the 2025 fiscal year. On March 5, 2025, the Audit Committee approved, and the Board ratified, the appointment of PricewaterhouseCoopers LLP as the Company’s independent ratified public accounting firm for the fiscal year ended December 31, 2024 as a result of a competitive selection process conducted by the Company. In light of such appointment, BDO USA, P.C. was dismissed as the Company’s independent registered public accounting firm, effective as of March 5, 2024.
The audit reports of BDO USA, P.C. on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal year ended December 31, 2023 and 2022, and during the interim period through March 5, 2024, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and BDO USA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to BDO USA, P.C.’s satisfaction, would have caused BDO USA, P.C. to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal control over financial reporting for the fiscal year ended December 31, 2022, initially reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, related to the order to cash cycle predominantly related to the assessment of certain 2021 acquired

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entities, the initial purchase price allocation of a 2022 acquisition, variance analysis management review control and, for certain entities acquired in 2021, information technology general computer controls and the procure to pay, asset management, hire to pay and period-end reporting business cycles. The material weaknesses were remediated as of December 31, 2023.
These reportable events were discussed among the Audit Committee and BDO USA, P.C. BDO USA, P.C. has been authorized by the Company to respond fully to the inquiries of PricewaterhouseCoopers LLP, the successor independent registered public accounting firm, concerning these reportable events.
During the Company’s two most recent fiscal years ended December 31, 2023, and 2022, and during the interim period through March 5, 2024, neither the Company nor anyone acting on its behalf consulted with PricewaterhouseCoopers LLP regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
The Company provided BDO USA, P.C. and PricewaterhouseCoopers LLP with a copy of the foregoing disclosures it is making in this Proxy Statement on Schedule 14A and informed each such accounting firm that if it believes that any of the statements made in such disclosures are incorrect or incomplete, it may present its views in a brief statement to be included in this Proxy Statement, which neither firm elected to do.
Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will re-evaluate its appointment, taking into consideration our shareholders’ vote. However, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at any time in its discretion. A representative from PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions.
Proxies will be voted “for” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year absent contrary instructions.
The Board Recommends that You Vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year.
2025 REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of MasTec’s filings under the Securities Act or the Exchange Act except to the extent that we specifically incorporate such report by reference.

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We act under a written charter that has been adopted by MasTec’s Board. While we have the responsibilities set forth in this charter, it is not our duty to plan or conduct audits or to determine that MasTec’s consolidated financial statements are complete, accurate or in compliance with generally accepted accounting principles. This is the responsibility of MasTec’s management and independent registered public accounting firm.
Our primary function is to assist the Board in its evaluation and oversight of the integrity of MasTec’s financial statements and internal control over financial reporting, the qualifications and independence of MasTec’s independent registered public accounting firm and the performance of MasTec’s audit functions. In addition, while we are also responsible for assisting the Board in its evaluation and oversight of MasTec’s compliance with applicable laws and regulations, it is not our duty to assure compliance with such laws and regulations and related policies. We are also responsible for reviewing and discussing MasTec’s guidelines, policies and processes with respect to risk assessment and risk management and we advise the Board with respect to such matters, as appropriate. We are responsible for retaining MasTec’s independent registered public accounting firm and maintain sole responsibility for its compensation, oversight and termination. We are also responsible for pre-approving all non-audit services to be provided by the independent registered public accounting firm, and on an annual basis discussing with the independent registered public accounting firm all significant relationships it has with MasTec to determine its independence. The Audit Committee also oversees the internal audit function of MasTec.
The agenda of the Audit Committee is established by the Chairman of the Audit Committee. At its meetings, the Audit Committee generally meets with senior members of the financial management team. Members of the Audit Committee had private executive sessions, as appropriate, at its meetings, with MasTec’s independent registered public accounting firm for the purpose of discussing financial management, accounting and internal control issues, including those matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and the rules of the NYSE. The Audit Committee also has executive sessions with the director of internal audit.
The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee reviewed and discussed with the independent registered public accounting firm its independence from MasTec. In connection with discussions regarding independence, the Audit Committee also reviewed with the independent registered public accounting firm whether the provision of non-audit services by the independent registered public accounting firm to MasTec is compatible with the auditors’ independence.
The Audit Committee reviewed the audited financial statements contained in MasTec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, with MasTec’s management, including a discussion of the accounting principles, the reasonableness of judgments and estimates, the clarity of disclosure in the consolidated financial statements and the conformity of the consolidated financial statements of MasTec with generally accepted accounting principles. In performing its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of MasTec’s management, which has the primary responsibility for the financial statements and reports, and of the independent registered public accounting firm, which, in its report, expressed an opinion on the conformity of our annual financial statements with generally accepted accounting principles. In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in MasTec’s Annual Report on Form 10-K for the year ended December 31, 2024.
C. Robert Campbell, Chair
Ernst N. Csiszar
Robert J. Dwyer
Julia L. Johnson

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AUDIT AND NON-AUDIT FEES
The following table sets forth the audit and non-audit fees paid to BDO USA, P.C., which served as our independent registered public accounting firm for 2023 and PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for 2024.

Category	2023	2024
Audit Fees	$5,368,500	$4,865,000
Audit-Related Fees	$260,500	$0
Tax Fees	$0	$17,916
All Other Fees	$250,511	$2,000
Total	$5,879,511	$4,884,916

Audit Fees
Fees for services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP in 2024 and BDO USA, P.C. in 2023, for professional services, audits of our annual financial statements, reviews of financial statements included in quarterly reports on Form 10-Q, registration statements and out of pocket expenses.
Audit-Related Fees
Fees for audit related services, which are services that are reasonably related to the performance of the annual audit or to the review of quarterly financial statements, performed by PricewaterhouseCoopers LLP in 2024 and BDO USA, P.C. in 2023.
Fees for services rendered by our independent registered public accounting firm, BDO USA, P.C. in 2024 and 2023, for audit-related services included procedures performed for the 401(k) Retirement Plan.
PRE-APPROVAL POLICIES
The Audit Committee pre-approves all auditing services and the terms of such services (which may include providing comfort letters about securities underwritings) and non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee reasonably determines that the non-audit services do not impair the independence of the independent registered public accounting firm. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The pre-approval requirement is waived with respect to the provision of non-audit services for MasTec if (i) the aggregate amount of all such non-audit services provided to MasTec constitutes not more than 5% of the total amount of revenues paid by MasTec to its independent registered public accounting firm during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of and approved by the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee has considered and determined that the provision of the non-audit services described above is compatible with maintaining the auditor’s independence.
During 2023 and 2024, audit services, audit related services and all other services provided by BDO USA, P.C. and PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

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Compensation Discussion and Analysis

A MESSAGE FROM OUR COMPENSATION COMMITTEE
Since 2007, the first year that both Mr. Mas, our CEO, and Mr. Apple, our COO, assumed their roles, they have guided us from $940 million in revenue in 2006 to $12.3 billion for 2024. They have been instrumental in formulating and implementing our remarkable growth strategy. Most recently, the unprecedented changes of the past few years have provided unique challenges for our entire executive team to integrate a large number of acquisitions with our existing portfolio and to prudently make capital expenditures to add equipment and materials during a period affected by supply constraints and inflation. They have positioned us as one of the few providers viewed throughout our industry as a partner whose size and scale affords us the capabilities to take on our customers’ projects, which have significantly increased in size and scope. In addition, Mr. DiMarco, in his second year as our CFO, led initiatives that were instrumental to the achievement of our excellent cash flow and a strong balance sheet, while continuing the reduction in our acquisition-related indebtedness. This has allowed us to achieve and maintain investment grade credit ratings from multiple rating agencies. With the support of our Board, the executive team led MasTec’s strategic investment program to execute a significant end-market transformation over the last four years to support the nation’s energy transition to sustainable renewable energy sources. By expanding our Communications, Clean Energy and Infrastructure and Power Delivery segments, MasTec has placed itself in the position to meet expected high customer demand growth for renewable power generation, electric power transmission and distribution and civil infrastructure over the next decade, as well as, to capitalize on the continued expected growth in telecommunications infrastructure and new green pipeline services.
In late 2020, a year in which we generated $6.3 billion in revenue, our executive team set a long-term goal of $10 billion in annual revenue. While ambitious at the time, a little more than 36 months later, our 2023 annual revenue was $12 billion, and further increased to $12.3 billion in 2024. Our guidance for 2025 now approximates $13.45 billion in annual revenue. We believe that with our long-term strategy we have established a firm foundation that we expect to continue to build on in 2025 and beyond.
We are fortunate to have a very strong senior leadership team guiding our Company in the challenging, complex and constantly changing business environment. We believe that our executive compensation program plays a critical role in retaining our leadership team members, rewarding them for achieving long-term improvement in our operating results and positioning us to take advantage of changing markets and customer demand, aligning their interests with those of our shareholders and building long-term value for our shareholders and other stakeholders.
Our compensation program’s key objectives are to reward our executive team for its efforts and results, to retain our best performing and successful team members and to attract new talent that can help MasTec achieve its strategic and operating goals and increase the productivity, efficiency, quality and sustainability of our operations.
In this compensation discussion and analysis, we present information about the compensation paid to our NEOs for 2024: Jose R. Mas, our Chief Executive Officer (“CEO”), Robert Apple, our COO, Paul DiMarco, our EVP and CFO, and Alberto de Cardenas, our EVP, General Counsel and Secretary. We have provided information regarding how our executive compensation program works and the decisions made about pay, as well as how those decisions were made. We believe that it is a key job to communicate to our shareholders about our compensation program and to help you understand the rationale for our compensation decisions to support our executive compensation program and to contribute to MasTec’s success.

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We appreciate your inclusion of MasTec in your investment portfolio and your support for our Company as we continually strive to meet our customers’ demands and build long-term and sustainable value for our shareholders.
OUR EXECUTIVE OFFICERS

Name	Age	Position
Jose R. Mas	53	Chief Executive Officer (CEO) and Director
Robert Apple	75	Chief Operating Officer (COO)
Paul DiMarco	46	EVP and Chief Financial Officer (CFO)
Alberto de Cardenas	56	EVP, General Counsel and Secretary

Biographical information for Mr. Jose R. Mas can be found in the section entitled “Class II Directors” beginning on page 22.

Robert Apple
Age: 75 | COO
Mr. Apple has been our COO since December 2006. Previously, Mr. Apple served as group president for MasTec’s energy service operations since 2005. From 2001 to 2004, Mr. Apple was a senior vice president at DIRECTV®, where he was responsible for the installation and service network, warranty program, supply chain management and national dispatch support. From 1997 to 2001, Mr. Apple, while on assignment from Hughes Electronics/DIRECTV® Latin America to Telefonica S.A., served as Chief Operating Officer and Board member of Via Digital, a direct broadcast satellite company and Telefonica affiliate. From 1985 to 1996, Mr. Apple served in various capacities within the Hughes Electronics organization, including as Chief Executive Officer of Hughes Electronics-Spain, Vice President of Hughes Europe and as a program manager for a Hughes Electronics training and support systems group. Mr. Apple was a member of the Board of Directors of Domtar Corporation (NYSE: UFS), a provider of fiber-based products since October 2012. He served as its Chairman of the Board and Chair of the Nominating and Governance Committee. Mr. Apple, a graduate of the U.S. Naval Academy, was a lieutenant colonel in the U.S. Marine Corps., where he was a graduate of the Naval Fighter Weapons School (“Top Gun”) and part of the team that rolled out the F/A-18 strike fighter.

Paul DiMarco
Age: 46 | CFO
Paul DiMarco joined MasTec in 2007 and has been our Chief Financial Officer since April 1, 2023, following the retirement of George Pita. In February of 2022 he was appointed Chief Financial Officer of MasTec’s Power Delivery Segment, to work with operational leadership on the integration of 2021 acquisitions that brought over $2 billion of incremental revenue to the segment. Mr. DiMarco also served as Treasurer of MasTec since 2011. Prior to joining MasTec, Mr. DiMarco held various positions with Burger King Restaurant Services and Coca-Cola Enterprises. Mr. DiMarco earned his Bachelor of Science in Industrial Engineering from the University of Florida and his Master of Business Administration from Duke University. Mr. DiMarco also serves or has served in various charitable and other capacities, including for The United Way of Miami Dade Tocqueville Society, leading MasTec’s annual corporate giving campaign, and for the University of Miami’s Center for Autism and Related Disabilities.

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Alberto de Cardenas
Age: 56 | EVP, General Counsel and Secretary
Mr. de Cardenas has been our EVP, General Counsel and Secretary responsible for all of MasTec’s corporate and operational legal matters and corporate secretary matters since November 2005. From March 2003 to November 2005, Mr. de Cardenas was Senior Vice President and General Counsel and from January 2003 through March 2003, Mr. de Cardenas was Vice President and Corporate General Counsel of Perry Ellis International, Inc. From September 1996 through December 2002, Mr. de Cardenas was a corporate and securities attorney at Broad and Cassel. From September 1990 to July 1993, Mr. de Cardenas was an accountant at Deloitte & Touche LLP. Mr. de Cardenas earned his bachelor’s in accounting from the University of Florida, his Master of Science in taxation from Florida International University and his law degree from The George Washington University Law School. Mr. de Cardenas serves as a board member of the United Way of Miami-Dade County, Easter Seals of South Florida and the Orange Bowl Committee.

OUR GENERAL PHILOSOPHY REGARDING EXECUTIVE PAY
MasTec’s objectives for its executive compensation program are to attract, motivate and retain a talented, entrepreneurial and innovative team of executive officers who will provide leadership for MasTec’s success in dynamic and highly competitive markets. MasTec seeks to accomplish these objectives in a way that rewards both company and individual performance and aligns our executives’ interests with our shareholders’ long-term interests.
The compensation for each NEO consists of two primary elements: base salary and annual performance bonus, the latter of which is paid partially in restricted stock. Base salaries provide a fixed level of compensation necessary to attract and retain our executive officers. However, the greatest portion of our NEOs’ compensation (an average of 85% for 2024) is in the form of at-risk variable annual performance bonuses.
•
Our annual performance bonus, which is paid partially in cash and partially in time-vested restricted stock, encourages retention, incentivizes achievement of key operating results and long- term strategic goals and rewards the creation of long-term shareholder value.

When we set compensation amounts and select compensation components for our executive management, we strive to reward the achievement of both short-term and long-term results that promote earnings growth and stock appreciation. Our primary measure is adjusted EBITDA. Other primary measures include three-year revenue growth, three-year EPS’ growth and return on invested capital (“ROIC”).1 Overall, our compensation philosophy supports market-competitive base pay levels with meaningful incentive opportunities to promote strong performance. This compensation philosophy extends to all levels of our management.
In 2024 we did not have specific policies governing the allocation of total compensation between long-term and short-term compensation or between cash and non-cash compensation. However, the Compensation Committee considered the achievement of long-term goals when making its compensation decisions. By awarding the majority of incentive compensation in the form of restricted stock, subject to a three-year cliff vesting schedule, the Compensation Committee linked at least 50% of incentive compensation to achievement of long- term shareholder value. The Compensation Committee set the mix and level of performance-based and retention-oriented pay for each NEO based on market data and its independent judgment taking into account a variety of factors such as position, experience, individual performance and Company performance.
These elements are designed to reward corporate and individual performance in a simple and straightforward manner through future appreciation of the value of MasTec’s stock. We believe that this emphasis on long-term value also contributes to the sustainability of our business. MasTec’s executive compensation program is also intended to promote and retain stability within the executive team.
1 Revenue growth is the change in Revenue over a specific time period; EPS Growth is the change in Earnings per Share over a specific time period. Return on Invested Capital for a specific time period is net income divided by debt plus equity.

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Each NEO is a member of MasTec’s executive team. To that end, our NEOs, as well as other executives, are expected to contribute to MasTec’s overall success rather than focus solely on specific objectives within each executive’s area of responsibility. Given this team-based approach, MasTec considers relative compensation levels among all executive team members to ensure that our compensation programs are applied consistently and equitably.
The following charts summarize our CEO’s and other NEOs’ compensation mix among base salary, short term incentive pay (cash bonuses), and long-term incentive pay (three-year cliff vesting restricted stock) based on 2024 performance:

2024 BUSINESS HIGHLIGHTS
In setting our executives’ compensation, we considered MasTec’s financial performance, including the following accomplishments:
Our outstanding financial performance included:
○	Record revenue of $12.3 billion;
○	Diluted EPS was $2.06 as compared to a loss of $0.64 for 2023;
○	Record cash flow from operations was up 63% year over year to $1.1 billion;
○	Net income was $199.4 million with adjusted EBITDA[1] up 19% year over year to $1.0 billion; and
○	Backlog was a record $14.3 billion, up almost $2.0 billion year over year.
○
Year End Stock Price. The market price of our common stock was $136.14 per share on December 31, 2024, a three-year cumulative TSR of 47.5%.[2] On March 14, 2025, the market price of our common stock was $120.49.

Our balance sheet was also strengthened significantly as a result of improved operational performance combined with prudent cash management:
○	DSO was 60, compared with 74 last year;
○	Liquidity also improved to $2.2 billion, up approximately $601 million from a year ago.
1 For a reconciliation of net income to adjusted EBITDA please see the Non-GAAP Reconciliations.
2 TSR is the change in stock price over a specific time period.

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BEST PRACTICES IN OUR PROGRAM
We maintain compensation programs and policies that serve the interests of shareholders and are consistent with best practices.

Best Practices	Practices we do not engage in

•
Annual performance-based incentives paid in restricted stock and cash.
•
Three-year cliff vesting period for equity performance-based awards.
•
Caps on annual bonuses.
•
Modest perquisites.
•
Formal Stock ownership guidelines for our CEO, other NEOs and independent directors.
•
Anti-hedging and anti-pledging policies. The Board has, however, granted exceptions to these policies for our Chairman and CEO with financing arrangements (for additional details, refer to Footnotes 3 and 4 of the “Security Ownership” section beginning on page 65).
•
Enhanced clawback policy for incentive compensation.
•
The Compensation Committee is composed solely of people who qualify as independent directors under the listing standards of the NYSE.
•
Use of independent compensation consultant to benchmark and analyze compensation metrics.

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No re-pricing of stock options.
•
No excise tax gross-up provisions in post-2016 employment agreements.
•
No single trigger change in control provisions in post-2016 employment agreements.
•
No defined benefit pension plan.

ROLE OF COMPENSATION COMMITTEE
The Compensation Committee of our Board is responsible for assessing recommendations for pay and approving pay levels for our executive management.
The Compensation Committee targets NEO compensation levels with the following goals in mind:
•	Market-competitive base pay.
•
Short-term and long-term incentive grants that appropriately reward past performance and share value appreciation, create incentives for long-term growth in MasTec’s financial performance and shareholder value, as well as promote executive retention.

•	Levels of benefits and modest perquisites adequate to attract and retain talented and qualified executive officers.
The Compensation Committee determines and approves all compensation for the NEOs (other than the CEO) and recommends to the independent members of the Board compensation for the CEO. The Company compiles information for the Committee’s review. Then the Compensation Committee conducts an evaluation of each NEO to determine if changes in the officer’s compensation are appropriate based on the considerations described below.
At the Compensation Committee’s request, the CEO provides input regarding the performance and appropriate compensation of the NEOs other than himself. The CEO does not participate in the Compensation Committee’s deliberations or decisions about his own compensation. The Compensation Committee gives considerable weight to the CEO’s evaluation of the other NEOs because of his direct and in-depth knowledge of each executive’s performance. In setting each NEO’s compensation (other than the CEO’s compensation), the Compensation Committee considers the CEO’s pay recommendations, each such NEO’s role, each such NEO’s performance, internal pay comparisons, relevant market data, and the Company’s performance. Separately, based on its independent evaluation of the CEO’s performance, the Compensation Committee recommends our CEO’s compensation to the independent members of the Board for their consideration and final approval. The Compensation Committee also administers our incentive compensation plans, including the 2013 ICP.

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ROLE OF COMPENSATION CONSULTANT
The Compensation Committee retained Meridian as its independent compensation consultant. The Compensation Committee from time to time uses the services of Meridian to assist in benchmarking executive and director compensation. Other services provided by Meridian to the Compensation Committee included review of the compensation peer group, legislative and governance updates and assistance with proxy statement disclosure. Meridian did not assist MasTec in adjusting compensation levels and did not attend any meetings of the Compensation Committee.
Other than as described above and below, Meridian provided no other services to the Compensation Committee and provided no services to management during fiscal 2024. The Compensation Committee, considering all relevant factors, including those set forth in applicable SEC and NYSE rules, is not aware of any conflict of interest that has been raised by the work performed by Meridian.
ROLE OF PEER COMPANIES AND BENCHMARKING
The Compensation Committee was assisted by Meridian to construct a peer group appropriate for market comparisons of compensation for our NEOs and outside directors. Following a review in the fall of 2024, the Compensation Committee determined that the peer group should remain unchanged from the prior year, which peer group was constructed in 2022. Meridian provided the Compensation Committee with a competitive analysis of compensation for our NEOs relative to the peer group (the “Competitive Analysis”). Data from the peer group was used in the fall of 2024 to inform 2024 pay decisions.
Based on revenues for the fiscal year ended 2024, MasTec was near the median of the peer group.

Peer Group
Jacobs Solutions Inc.
AECOM
Quanta Services, Inc
EMCOR Group, Inc.
KBR, Inc.
Tutor Perini Corporation
Primoris Services Corporation
Tetra Tech, Inc
Dycom Industries, Inc.
Leidos Holdings, Inc
Textron Inc
Fluor Corporation
WSP Global Inc.
AtkinsRéalis Group Inc. (formerly known as SNC-Lavalin Group Inc.)

The Compensation Committee reviewed information in the Competitive Analysis regarding peer median executive compensation with respect to the mix and amount of each pay component (base salary, cash bonus and long-term incentives). Separately, the Compensation Committee evaluated our financial performance relative to the peer group and considered that information, among other things, when it determined total compensation levels.
The Compensation Committee did not, however, set compensation components (or total target compensation) to meet specific market benchmark percentiles to avoid compensation unrelated to the value delivered by the NEOs or the performance of MasTec. At MasTec, annual incentive compensation awards are heavily based on prior year corporate and individual performance.

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SAY ON PAY AND SHAREHOLDER OUTREACH
At our 2024 annual meeting, our Say-On-Pay proposal received the support of approximately 82% of the shareholders casting their votes. We engage with key shareholders to discuss and obtain feedback on our corporate governance, executive compensation and sustainability-related matters, as well as other issues important to our shareholders. Our stock ownership guidelines for our NEOs and our clawback policy, which we had in place prior to our new policy mandated by SEC and NYSE rules that took effect in 2024, also resulted from past shareholder outreach efforts. The Compensation Committee considered the results of the most recent Say on Pay vote as evidence of shareholder satisfaction with the Company’s executive compensation program and policies and therefore, made no changes to the program as a result of the vote.
COMPONENTS OF OUR EXECUTIVE COMPENSATION FOR 2024
The primary components of compensation paid to our NEOs are base salary and performance-based annual bonuses paid partially in cash and partially in time-based restricted stock. Each element is described in more detail below.

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Decisions with respect to one element of compensation tend not to affect decisions regarding other elements.

Component	Objective	Type of Compensation
Fixed pay
Our objective for base salary is to provide our NEOs a minimum, fixed level of cash compensation commensurate with their positions and qualifications. Base salary is designed to reward core competence in each NEO’s role. We choose to pay base salary for talent attraction and retention. Salaries are set based on the performance of the NEO; market data adjusted for individual qualifications and job uniqueness.
Bi-weekly cash base salary. Salaries initially are negotiated and set forth in employment agreements with each NEO and thereafter reviewed annually.
At Risk Pay
An objective of our 2013 ICP is to reward NEOs for Company and individual performance during the prior year. The 2013 ICP is designed to reward NEOs for contributions as members of the executive team to MasTec’s overall success rather than specific objectives solely within an NEO’s area of responsibility.

We choose to pay this performance based annual incentive compensation in the form of both cash and restricted stock that vests over a three-year period. The amount of the annual incentive award is based on 2024 adjusted EBITDA performance and the growth over three years of Revenue and EPS, as well as ROIC. We may also consider other factors such as successful acquisition activity. We believe that paying a significant portion of annual incentive compensation in the form of three-year cliff vesting restricted stock incentivizes our management to build long-term shareholder value, aligns the interests of our management team with those of our shareholders and contributes to the retention of our leadership team members. Executive officers eligible to receive an award under the 2013 ICP are selected by the Compensation Committee no later than 90 days following the start of each fiscal year, at which time the Compensation Committee also determines the maximum amount of the award opportunity.

Benefits	The objective of our benefits program is to provide our NEOs with a competitive benefits package.	Includes medical, dental, disability, life insurance and accidental death.
Retirement	The objective of our retirement benefits is to assist our employees with the accumulation of adequate financial assets for retirement.
Our executive officers may participate in the 401(k) and Deferred Compensation Plans.
We make safe harbor matching contributions equal to 100% of the first 3% of compensation that each eligible participant elects to contribute to the 401(k) Plan in that year plus 50% of the next 2% of compensation that each eligible participant elects to contribute to the 401(k) Plan in that year, which are paid 50% in cash and 50% in MasTec common stock.
No Company matching contributions were made in 2024 to the Deferred Compensation Plan. Participants, including NEOs, may obtain distributions from the Deferred Compensation Plan only upon termination of employment or for elected in-service distributions.
We also believe that our stock ownership guidelines contribute to our executives’ retirement planning and asset accumulation.

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Additional Compensation Components:

Component	Description
Split Dollar Life Insurance
We cover Jorge Mas and Jose R. Mas under split dollar insurance policies. The objective is to provide protection to the Company by allowing Messrs. Mas’ and Mas’ beneficiaries to use the proceeds under these policies to pay estate taxes instead of using the proceeds from large stock dispositions that could be disruptive to the market price of MasTec’s common stock. In addition, the policies are an efficient method of providing compensation with a high perceived value to the recipients.
For more information, see the “Certain Relationships and Related Party Transactions” section beginning on page 69.

Perquisites
We provide a limited number of perquisites to our NEOs with the objective of attracting and retaining executive officers in a competitive marketplace. Perquisites are not designed to reward any particular executive behavior.

2024 PERFORMANCE AND COMPENSATION DECISIONS
In addition to our 2024 financial performance detailed above, our Compensation Committee reviewed and considered the Performance Measures on page 62 prior to their final decisions on 2024 compensation for our NEOs. For details of our peer group see page 42.
2024 and 2025 Base Salary
The Compensation Committee sets each NEO’s base salary based on a number of factors including the NEO’s core competency, position and qualifications as well as competitive market data derived for our peer group. Based on these factors, the Compensation Committee approved the following 2025 base salaries for NEOs effective April 1, 2025.

Executive	2024 Base Salary	2025 Base Salary
Jose R. Mas, CEO	$1,250,000	$1,250,000
Robert Apple, COO	$775,000	$800,000
Paul DiMarco, CFO	$550,000	$600,000
Alberto de Cardenas, EVP, General Counsel and Secretary	$525,000	$550,000

2024 Incentive Compensation Awards
The objectives of the Company’s annual incentive program are:
•	To provide incentive compensation linked to Company and individual NEO performance;
•	To incentivize annual and long- term performance;
•	To attract and retain executives of outstanding ability;
•	To align the interests of the NEOs with those of the Company’s shareholders; and
•	To incentivize management to build long-term shareholder value by paying a majority of earned incentives in the form of restricted stock that vests after a period of years.
In establishing the annual incentive program for 2024, the Compensation Committee determined that annual incentive awards would not be payable unless the Company achieved a threshold of adjusted EBITDA of $750 million, which represents approximately 87% of 2023 adjusted EBITDA. In addition, the combined incentive awards for all NEOs were capped at 5% of actual adjusted EBITDA. See below table for details of the change to our maximum cap on NEO compensation.
The Compensation Committee has determined adjusted EBITDA to be a consistent measure of operating performance.

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Year	Threshold (Minimum Adjusted EBITDA for payout)	Maximum Payout (CAP)	Adjusted EBITDA[1]	Maximum Payout as % of Adjusted EBITDA
2022	$680 million	$39 million total for all NEOs	$777.2 million	5%
2023	$680 million	$42 million total for all NEOs	$846.4 million	5%
2024	$750 million	$50 million total for all NEOs	$1,005.6 million	5%

The Compensation Committee determined the size of each NEO’s annual incentive award, which in the aggregate, could not exceed the $50 million maximum payout, based on an evaluation of certain financial and operational metrics and tally sheets.
The financial and operational metrics considered by the Compensation Committee in sizing each NEO’s annual incentive award included the following:
•	Operating performance;
•	Fiscal 2024 revenue, income from operations, adjusted EBITDA, cash flow from operating activities, reduction in DSO, liquidity and net debt reduction;
•	Fiscal 2024 safety outcomes (NEO efforts led to a continued reduction in frequency of incidents compared to previous years);
•	Fiscal 2024 management of our financial position as reflected by our cash flow from operating activities, overall debt level and improved book leverage; and
•	Three-year revenue, EPS results and ROIC.
The Compensation Committee also reviewed tally sheets totaling 2023 compensation for each of the NEOs to assist in determining 2024 incentive compensation payouts. These tally sheets identify and value each element of each NEO’s compensation, including base salary, cash and equity incentive awards and perquisites, and provide an aggregate sum for each NEO, as well as peer group public data (prepared by Meridian) for similar executive positions.
Based on the foregoing considerations, the Compensation Committee approved awards of restricted stock and cash under the 2013 ICP, as set forth in the table below.

Executive	Cash ($)	Shares of Restricted Stock	Restricted Stock Value ($)*	Total ($)
Jose R. Mas, CEO	$2,000,000	61,713	$7,500,000	$9,500,000
Robert Apple, COO	$1,120,000	27,154	$3,300,000	$4,420,000
Paul DiMarco, EVP and CFO	$900,000	20,571	$2,500,000	$3,400,000
Alberto de Cardenas, EVP, General Counsel and Secretary	$600,000	14,400	$1,750,000	$2,350,000

*
The approximate values of the shares of restricted stock were calculated based on the closing price of MasTec’s Common Stock as reported on the NYSE on March 18, 2025 ($121.53) in accordance with the definition of “Fair Market Value” under the 2013 ICP.

The shares of restricted stock granted to each NEO will vest 100% on the third anniversary of the grant date (i.e., March 18, 2025). Subject to certain limited exceptions, a NEO’s grant of restricted stock will be forfeited if the NEO terminates employment prior to such third anniversary. See the Summary Compensation Table for details.
1 For a reconciliation of net income to adjusted EBITDA, please see the Non-GAAP Reconciliations.

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TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
We maintain employment agreements with each of our NEOs. The objective of these arrangements is to secure qualified executive officers for leadership positions in our organization as well as to protect our business and intellectual property by restrictive covenants, including non-competition covenants, contained in the agreements. See “Employment and Other Agreements” below.
Our employment agreements provide for the payment of certain compensation and benefits in the event of a change in control of MasTec, as well as in the event of the termination of an executive’s employment. The amount payable varies depending upon the reason for the payment. Providing payments upon a change in control helps preserve MasTec’s value by reducing any incentive for key executive officers to seek employment elsewhere if a change in control of MasTec is proposed or becomes likely. Moreover, on an ongoing basis, these arrangements help maintain the continuity of our management team, which we view as a driver of shareholder value. See the “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2024” section below for a description of these provisions and a calculation of the amounts that would be payable thereunder if a change in control of MasTec had occurred on December 31, 2024. The Compensation Committee has publicly committed to not including change in control related excise tax gross ups in future executive employment agreements. The Compensation Committee has also committed to not including single trigger provisions in future executive employment agreements.
DEFERRED COMPENSATION PLAN
We maintain the MasTec Non-Qualified Deferred Compensation Plan under which eligible employees, including our NEOs, have the opportunity to elect to defer (on a pre-tax basis) up to 50% of their base salary and overtime and 100% of their bonus in any given year (which is fully vested at time of deferral). We may make discretionary matching contributions on behalf of plan participants, the amounts of which are determined annually; however, no matching contributions have been made in the three years ending December 31, 2024. Company matching contributions, if any, vest at a rate of one-third per year of service. In addition, we may make additional discretionary contributions on behalf of plan participants; however, no such contributions have been made in the three years ending December 31, 2024. Participants may obtain distributions from the plan only upon termination of employment or for elected in-service distributions, at which time the distribution will be fully taxable to the employee.
CLAWBACK POLICY
In October 2023 MasTec revised our clawback policy to comply with the revised rules of the NYSE (the “Policy”). The Policy applies to any incentive compensation received by an executive officer of the Company. In the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the Company will recover any excess incentive compensation received by current or former executive officers who served as such during the three completed fiscal years preceding the date of the restatement, subject to limited permitted exceptions. Recovery under the Policy applies regardless of any misconduct, fault, or illegal activity of the Company, the executive officer, the Board or any committee thereof.
The Policy is administered by the Compensation Committee of the Board of Directors of the Company and the Compensation Committee is authorized to make all determinations necessary, appropriate or advisable for the administration of the Policy, to engage, at the Company’s expense, such counsel, advisors and agents and to direct the Company’s officers and other employees to take any actions necessary and appropriate to effectuate the Policy.
RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS
MasTec has reviewed its compensation structures and policies as they pertain to risk and has determined that its compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on MasTec. Use of adjusted EBITDA targets for senior executive bonuses ensures that compensation is based upon the overall performance of MasTec. Moreover, our equity grants typically provide for a three-year cliff vesting period, which we believe encourages our executive officers to manage the long-term success of MasTec as a key objective. Compensation for other personnel is closely monitored by our senior executive officers considering this long-term perspective.

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STOCK OWNERSHIP AND RETENTION GUIDELINES
All current executive officers are required to own shares of MasTec common stock with a value of not less than a specified multiple of their base salary. The policy also requires current executive officers to retain 50% of net after-tax shares acquired during the year upon vesting (or exercise of stock options) unless his or her ownership level was satisfied as of the beginning of the year. The chart below shows the multiple of base salary ownership requirements and actual ownership levels (not including unvested restricted shares or pledged shares) and the market price of MasTec common stock as of December 31, 2024, for the indicated NEOs. Pledged shares are excluded from the below calculation.

Executive	Ownership Requirement	Ownership as of December 31, 2024
Jose R. Mas, CEO	10x base salary	606x
Robert Apple, COO	2x base salary	18x
Paul DiMarco, EVP and CFO	2x base salary	4x
Alberto de Cardenas, EVP, General Counsel and Secretary	2x base salary	15x

ANTI-HEDGING AND ANTI-PLEDGING POLICIES
MasTec has a policy prohibiting its directors, officers and employees from engaging in short sales, including a “sale against the box” (a sale with a delayed delivery), the buying or selling of puts or calls or derivatives involving MasTec securities, and holding MasTec securities in margin accounts or pledging MasTec securities as collateral for a loan, unless such person demonstrates the financial capacity to repay the loan (not including margin debt) without resort to the pledged securities. Our Board has made exceptions to this policy for our Chairman, Jorge Mas, our CEO, Jose R. Mas, and our EVP, General Counsel and Secretary, Alberto de Cardenas, in connection with certain financing arrangements. For additional details, refer to Footnotes 3 and 4 of the “Security Ownership” section beginning on page 65.
ACCOUNTING FOR STOCK-BASED COMPENSATION
Before granting stock-based compensation awards, the Compensation Committee considers the accounting impact of the award as structured and under various other scenarios to analyze the expected impact of the award.
EQUITY AWARD GRANT PRACTICES
We grant equity awards upon the recommendation and approval of our Compensation Committee. Our annual equity awards are generally granted on fixed dates determined in advance. The Compensation Committee’s general practice is to complete its annual executive compensation review and determine target compensation for our executives, which coincides with the Company’s regularly scheduled Board meetings, then such equity awards are granted. Annual equity awards are typically granted to our NEOs in March of each fiscal year. For the fiscal year ended December 31, 2024, annual equity awards were granted to our executive officers in March 2025. On limited occasions, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention, or other purposes. Our Compensation Committee approves all equity award grants on or before the grant date and does not take material nonpublic information into account when determining the timing and terms of equity awards, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
We do not currently grant stock options, stock appreciation rights or similar option-like instruments to our named executive officers or other employees or service providers and did not grant any such type of equity award during the fiscal year ended December 31, 2024. Eligible employees, including, with respect to the MasTec, Inc. Amended and Restated 2011 Employee Stock Purchase Plan, our named executive officers, may voluntarily enroll in the Company’s employee stock purchase plans and receive an option to purchase shares at a discount using payroll deductions accumulated during the twelve (12) calendar day period that begins every Monday that immediately precedes the first day of the offering period to which the payroll deduction period applies, and ends on the Friday that immediately precedes the last day of such offering period.

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Insider Trading Policy
We have an insider trading policy governing the purchase, sale and other dispositions of MasTec’s securities that applies to all personnel of MasTec and our subsidiaries, including directors, officers, employees and certain other persons associated with the foregoing categories of persons. The policy also applies to the securities of other companies with which we have a business relationship, such as customers, suppliers or vendors of MasTec and those with which we may be negotiating transactions, such as an acquisition, investment or sale. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of MasTec’s insider trading policy is included in Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

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Compensation Committee Report

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of MasTec’s filings under the Securities Act of 1933, as amended, referred to as the Securities Act, or the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, except to the extent that we specifically incorporate such report by reference.
In fulfilling our role, we met and held discussions with MasTec’s management and reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement on Schedule 14A. Based on the review and discussions with management and our business judgment, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for filing with the SEC.
Submitted by the Compensation Committee of the Board of Directors
Ernst N. Csiszar, Chairman
Robert J. Dwyer
Javier Palomarez

Named Executive Officer Compensation

SUMMARY COMPENSATION TABLE FOR 2024
The following table summarizes the compensation information for the years ended December 31, 2024, 2023 and 2022 for our CEO and our other named executive officers other than our CFO as of the end of 2024, and for the years ended December 31, 2024 and 2023 for our CFO. We refer to these persons as our named executive officers elsewhere in this Proxy Statement.

	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
Jose R. Mas, CEO	2024	$1,250,000	$7,500,000	$2,000,000	$47,857	$10,797,857
	2023	$1,209,615	$7,000,000	$1,350,000	$44,068	$9,603,683
	2022	$1,093,269	$7,000,000	$1,500,000	$47,648	$9,640,917
Robert Apple, COO	2024	$769,231	$3,300,000	$1,120,000	$79,943	$5,269,174
	2023	$737,339	$3,100,000	$756,000	$79,343	$4,672,682
	2022	$697,463	$3,100,000	$840,000	$61,988	$4,699,451
Paul DiMarco, EVP and CFO(2)	2024	$538,461	$2,500,000	$900,000	$67,280	$4,005,741
	2023	$456,731	$2,100,000	$750,000	$59,339	$3,366,070
Alberto de Cardenas, EVP, General Counsel and Secretary	2024	$518,077	$1,750,000	$600,000	$29,225	$2,897,302
	2023	$486,519	$1,600,000	$525,000	$28,625	$2,640,144
	2022	$459,865	$1,300,000	$465,000	$27,625	$2,252,490

(1)
Amounts shown in this column represent the fair value of restricted stock awards as of date of grant computed in accordance with FASB ASC Topic 718. Stock awards represent restricted stock awards issued in payment of a portion of annual incentive compensation. Each restricted stock award was valued at the closing market price of our common stock on the date of the grant. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 9 to our Consolidated Financial Statements, which are contained in our Annual Report on Form 10-K for the year ended December 31, 2024.

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(2)	Mr. DiMarco was not a named executive officer prior to April 1, 2023.
(3)	All other compensation for 2024 consists of the following:

Name	Car Lease Or Allowance	Matching Contribution to 401k Plan	Imputed Benefit from Split Dollar Life Insurance Policy (2)	Golf Membership	Executive Long-Term Disability (1)	Employee Awards (3)	Total
Jose R. Mas	$44,007		$737		$3,088	$25	$47,857
Robert Apple	$63,611	$13,800			$2,507	$25	$79,943
Paul DiMarco	$24,000	$13,800		$26,853	$2,602	$25	$67,280
Alberto de Cardenas	$12,000	$13,800			$3,400	$25	$29,225

(1)	The amounts shown in this column include premiums for Executive Supplemental Long-Term Disability for Messrs. Mas, Apple, DiMarco and de Cardenas for 2024.
(2)
The amounts shown in this column for Mr. Mas include imputed income with respect to a life insurance policy owned by MasTec on the life of Jose R. Mas. Pursuant to Mr. Mas’s split dollar agreement, MasTec is entitled to recover out of the death benefit proceeds all premiums it pays on the policies upon the death of the insured. The balance of the death benefit would be paid to the beneficiaries designated by Mr. Mas. See the “Certain Relationships and Related Party Transactions” section beginning on page 69 for a description of the split dollar agreement that MasTec entered into with Mr. Mas.

(3)	The amounts shown in this column include gift cards for employee anniversaries and holidays.
GRANTS OF PLAN-BASED AWARDS FOR 2024
The following table provides additional information about the plan-based awards granted to the NEOs for the year ended December 31, 2024.

Name	Grant Date	Number of Shares of Stock or Units (1)	Grant Date Fair Value of Stock Awards (2)
Jose R. Mas, CEO	3/18/2025	61,713	$7,500,000
Robert Apple, COO	3/18/2025	27,154	$3,300,000
Paul DiMarco, EVP and CFO	3/18/2025	20,571	$2,500,000
Alberto de Cardenas, EVP, General Counsel and Secretary	3/18/2025	14,400	$1,750,000

(1)	Represents shares of restricted stock granted under the 2013 ICP, which vest three years after the grant date, assuming continued employment.
(2)	The grant date value of the restricted stock awards is based on the closing market price of $121.53 for our common stock on March 18, 2025.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2024
The following table sets forth our outstanding equity awards as of December 31, 2024, for our NEOs.*

Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Jose R. Mas, CEO	3/05/2024	81,037 (2)	$11,032,377
	3/10/2023	72,902 (3)	$9,924,878
	3/24/2022	63,277 (4)	$8,614,531
Robert Apple, COO	3/05/2024	35,888 (2)	$4,885,792
	3/10/2023	32,285 (3)	$4,395,280
	3/24/2022	28,762 (4)	$3,915,659
Paul DiMarco, EVP and CFO	3/05/2024	24,311 (2)	$3,309,700
	10/10/2022	7,500 (5)	$1,021,050
Alberto de Cardenas, EVP, General Counsel and Secretary	3/05/2024	18,523 (2)	$2,521,721
	3/10/2023	13,539 (3)	$1,843,199
	3/24/2022	11,505 (4)	$1,566,291

*	The table excludes equity awards granted in 2025 for 2024 performance.
(1)	The market value of the shares was calculated based upon the closing market price of our common stock of $136.14 per share, as reported by the NYSE on December 31, 2024, the last trading day of 2024.
(2)	Awarded on March 5, 2024, and vest on March 5, 2027.
(3)	Awarded on March 10, 2023, and vest on March 10, 2026.
(4)	Awarded on March 24, 2022, and vest on March 24, 2025.
(5)	Awarded on October 10, 2022, and vest on October 10, 2025.
STOCK VESTED FOR 2024

Name	Number of Shares of Stock or Units Acquired on Vesting	Value Realized On Vesting
Jose R. Mas, CEO	57,926	$5,002,489
Robert Apple, COO	23,549	$2,033,692
Paul DiMarco, EVP and CFO	2,000	$254,780
Alberto de Cardenas EVP, General Counsel and Secretary	10,286	$888,299

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NONQUALIFIED DEFERRED COMPENSATION FOR 2024
The following table sets forth earnings under, and aggregate balances of, nonqualified defined contribution and other deferred compensation plans we maintain.

Name	Executive Contributions in 2024 (1)	Aggregate Earnings in 2024	Aggregate Balance on December 31, 2024 (2)
Robert Apple, COO		$376,551	$2,517,981
Paul DiMarco, EVP and CFO		$(13,220)	$222,512
Alberto de Cardenas, EVP, General Counsel and Secretary		$9,704	$67,739

(1)	No contributions were made to MasTec’s non-qualified deferred compensation plans on behalf of Mr. Apple, Mr. DiMarco or Mr. de Cardenas for 2024.
(2)	For Mr. Apple, $17,283 and for Mr. de Cardenas, $8,175 of these totals were previously reported as compensation in the “Summary Compensation Tables” for previous years.
See the “Deferred Compensation Plan” section on page 47 for more information on our Non-Qualified Deferred Compensation Plan.
POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT AS OF DECEMBER 31, 2024
Each of the NEOs has an employment agreement with us that provides for us to make continued payments and provide certain benefits to the executive upon change in control and termination of employment with the Company.
Each of the employment agreements for the NEOs, other than Mr. DiMarco, also provides for each of such NEOs to receive certain payments in the event of a change in control, as follows:
•
Jose R. Mas. Mr. Mas would become entitled to receive a lump sum payment equal to one and a half times his base salary and average performance bonuses during the last three calendar years for which he was an employee, a gross-up payment if an excise tax is triggered, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits for the balance of the term of the agreement.

•
Robert Apple. Mr. Apple would become entitled to receive 12 monthly payments at an annual rate equal to one and a half times his base salary and average performance bonuses during the last three calendar years for which he was an employee, a gross-up payment if an excise tax is triggered, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits for the balance of the term of the agreement.

•
Alberto de Cardenas. Mr. de Cardenas would become entitled to a lump sum payment equal to one and a half times his base salary and average performance bonuses during the last three calendar years for which he was an employee, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits for the balance of the term of the agreement. Under certain circumstances, the change in control payment would be reduced to avoid triggering an excise tax on such benefits.

For these purposes, “Change in Control” generally means:
•
Acquisition by Person of Substantial Percentage. The acquisition by a person or entity (each, a “Person”) (including “affiliates” and “associates” of such Person, but excluding MasTec, any “parent” or “subsidiary” of MasTec or any employee benefit plan of MasTec) of a sufficient number of shares of the common stock, or securities convertible into the common stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving MasTec or any “parent” or “subsidiary” of MasTec, to constitute the Person the actual or beneficial owner of 51% or more of the common stock of MasTec;

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•
Disposition of Assets. Any sale, lease, transfer, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all the assets of MasTec or of any “subsidiary” of MasTec to a Person described above, but, with regard to Robert Apple’s, Paul DiMarco’s and Alberto de Cardenas’ employment agreements, only if such transaction occurs without approval or ratification by a majority of the members of the Board of Directors of MasTec; or

•
Substantial Change of Board Members. During any fiscal year of MasTec, individuals who at the beginning of such year constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by most of the directors in office at the beginning of the fiscal year.

For purposes of the definition of “Change in Control,” the terms “affiliate,” “associate,” “parent” and “subsidiary” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.
Each NEO’s employment agreement also provides that such NEO would be entitled to receive certain payments if such NEO’s employment was terminated as follows:
•
Jose R. Mas. Following termination of Mr. Mas’s employment by us without cause (as defined in the agreement) or by Mr. Mas for good reason (as defined in the agreement), Mr. Mas would receive an amount equal to his base salary, and the average of the performance bonuses (as defined in the agreement) he received during the last three calendar years and certain employee benefits set forth in the agreement, which shall be payable over a period of 12 months from the date of termination, and, if he has not breached certain of his obligations set forth in his employment agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. In the event Mr. Mas’s employment is terminated by MasTec because of death or disability, then Mr. Mas or his estate would receive his base salary and the pro-rata portion of his annual performance bonus earned through the date of death or disability to which he would have been entitled for the year in which the death or disability occurred, and any unvested options and restricted stock would immediately vest. In the event Mr. Mas’s employment is terminated by us for cause (as defined in the agreement), Mr. Mas would receive his base salary through the date of termination and would forfeit any entitlement he may have to receive any performance bonus for the year in which employment terminates.

•
Robert Apple. Following termination of Mr. Apple’s employment by us without cause (as defined in the agreement) or by Mr. Apple for good reason (as defined in the agreement), Mr. Apple would receive an amount equal to his base salary and the average of the performance bonuses (as defined in the agreement) he received during the last three calendar years and certain employee benefits set forth in the agreement, which shall be payable over a period of 12 months from the date of termination and, if he has not breached certain of his obligations set forth in his employment agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. If Mr. Apple’s employment is terminated by MasTec because of death or disability, then Mr. Apple or his estate would receive his base salary and any annual performance bonus earned through the date of death or disability to which he would have been entitled for the year in which the death or disability occurred, and any unvested options and restricted stock would immediately vest. In the event Mr. Apple’s employment is terminated by us for cause (as defined in the agreement), Mr. Apple would receive his base salary through the date of termination and would forfeit any entitlement he may have to receive any performance bonus for the year in which employment terminates.

•
Paul DiMarco. Following termination of Mr. DiMarco’s employment by us without cause (as defined in the agreement) or by Mr. DiMarco for good reason (as defined in the agreement), Mr. DiMarco would receive an amount equal to his base salary and the average of the performance bonuses he received during the last three calendar years and certain employee benefits set forth in the agreement which shall be payable over a period of 12 months from the date of termination and, if he has not breached certain of his obligations set forth in his employment agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. If within 12 months following a change in control (as defined in the agreement), Mr. DiMarco’s employment is terminated by us without cause (as defined in the agreement) or by Mr. DiMarco for good reason (as defined in the agreement), in lieu of the benefits and payments described in the preceding sentence, Mr. DiMarco would become entitled to receive a lump sum payment equal to one and a half times his base salary and his average performance bonuses during the last three calendar years for which he was an employee, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits for the balance of the term of the agreement; provided, that, under certain circumstances,

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any change in control payment would be reduced to avoid triggering an excise tax on such payment. If Mr. DiMarco’s employment is terminated by MasTec because of death or disability, then Mr. DiMarco or his estate would receive his base salary and any annual performance bonus he may be deemed eligible for in the Compensation Committee’s sole discretion through the date of death or disability and any unvested options and restricted stock would immediately vest. In the event Mr. DiMarco’s employment is terminated by us for cause (as defined in the agreement), Mr. DiMarco would receive his base salary through the date of termination and he will not have been deemed to have earned, and will forfeit, any eligibility and entitlement that he may have to receive any performance bonus.
•
Alberto de Cardenas. Following termination of Mr. de Cardenas by us without cause (as defined in the agreement) or by Mr. de Cardenas for good reason (as defined in the agreement), Mr. de Cardenas would receive an amount equal to his base salary and the average of the performance bonuses he received during the last three calendar years and certain employee benefits set forth in the agreement, which shall be payable over a period of 12 months from the date of termination and, if he has not breached certain of his obligations set forth in his employment agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. If Mr. de Cardenas’ employment is terminated by MasTec because of death or disability, then Mr. de Cardenas or his estate would receive his base salary and any annual performance bonus earned through the date of death or disability and any unvested options and restricted stock would immediately vest. In the event Mr. de Cardenas’ employment is terminated by us for cause (as defined in the agreement), Mr. de Cardenas would receive his base salary through the date of termination and would forfeit any entitlement he may have to receive any performance bonus.

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The following tables illustrate the payments and benefits that each NEO would have received under his employment agreement, as amended to the date of this Proxy Statement, if MasTec experienced a change in control on December 31, 2024, or such NEO’s employment with MasTec had terminated on December 31, 2024, for any of the reasons described in the tables. The amounts presented in the tables are estimates and do not necessarily reflect the actual value of the payments and of the benefits that would be received by the NEOs, which would only be known at the time that employment terminates, or the change of control occurs, as applicable.
Executive: Jose R. Mas

Executive Compensation Component	Termination due to Disability	Termination due to Death	Termination by Company without Cause or Resignation with Good Reason	Change of Control
Cash Severance
Base Salary			$1,250,000	$1,875,000
Performance Bonus			$8,283,333	$12,425,000
Total Cash Severance			$9,533,333	$14,300,000
Long Term Incentives
Value of Accelerated/Continued Grants (1)	$29,571,786	$29,571,786	$29,571,786	$29,571,786
Benefits & Perquisites
Health & Welfare Benefits			$16,425	$16,425
Company Car			$44,007	$44,007
Total Benefits & Perquisites			$60,432	$60,432
Section 280G Tax Gross-Up (2)			—	—
OVERALL TOTAL	$29,571,786	$29,571,786	$39,165,551	$43,982,218

(1)
Represents the closing price on the NYSE for a share of MasTec’s common stock on December 31, 2024, the last trading day of 2024 ($136.14), multiplied by the number of restricted shares that would have been subject to accelerated or continued vesting.

(2)
Mr. Mas is entitled to receive a tax gross-up payment to reimburse him for any excise tax to which he would be subject under Section 4999 of the Code with respect to any “excess parachute payment” that he receives from MasTec. Mr. Mas generally would not be considered to receive an “excess parachute payment” unless the payments made to him that are contingent on a change in control exceed three times the average of his W-2 compensation for the five years immediately prior to the year in which the change in control occurs. Thus, facts and circumstances at the time of any change in control, as well as changes in Mr. Mas’s W-2 compensation history, could materially impact whether and to what extent any payment to Mr. Mas would result in an “excess parachute payment” and thus result in an excise tax.

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Executive: Robert Apple

Executive Compensation Component	Termination due to Disability	Termination due to Death	Termination by Company without Cause or Resignation with Good Reason	Change of Control
Cash Severance
Base Salary			$775,000	$1,162,500
Performance Bonus			$3,898,667	$5,848,000
Total Cash Severance			$4,673,667	$7,010,500
Long Term Incentives
Value of Accelerated/Continued Grants (1)	$13,196,731	$13,196,731	$13,196,731	$13,196,731
Benefits & Perquisites
Health & Welfare Benefits			$25,645	$25,645
Company Car			$63,611	$63,611
Total Benefits & Perquisites			$89,256	$89,256
Section 280G Tax Gross-Up (2)			—	—
OVERALL TOTAL	$13,196,731	$13,196,731	$17,959,654	$20,296,487

(1)
Represents the closing price on the NYSE for a share of MasTec’s common stock on December 31, 2024, the last trading day of 2024 ($136.14), multiplied by the number of restricted shares that would have been subject to accelerated or continued vesting.

(2)
Mr. Apple is entitled to receive a tax gross-up payment to reimburse him for any excise tax to which he would be subject under Section 4999 of the Code with respect to any “excess parachute payment” that he receives from MasTec. Mr. Apple generally would not be considered to receive an “excess parachute payment” unless the payments made to him that are contingent on a change in control exceed three times the average of his W-2 compensation for the five years immediately prior to the year in which the change in control occurs. Thus, facts and circumstances at the time of any change in control, as well as changes in Mr. Apple’s W-2 compensation history, could materially impact whether and to what extent any payment to Mr. Apple would result in an “excess parachute payment” and thus result in an excise tax.

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Executive: Paul DiMarco

Executive Compensation Component	Termination due to Disability	Termination due to Death	Termination by Company without Cause or Resignation with Good Reason	Change of Control and Termination by Company without Cause or Resignation with Good Reason
Cash Severance
Base Salary			$550,000	$825,000
Performance Bonus			$1,799,650	$2,699,475
Total Cash Severance			$2,349,650	$3,524,475
Long Term Incentives
Value of Accelerated Grants (1)	$4,330,750	$4,330,750	$4,330,750	$4,330,750
Benefits & Perquisites
Health & Welfare Benefits			$25,740	$25,740
Company Car			$24,000	$24,000
Total Benefits & Perquisites			$49,740	$49,740
OVERALL TOTAL	$4,330,750	$4,330,750	$6,730,140	$7,904,965

(1)
Represents the closing price on the NYSE for a share of MasTec’s common stock on December 31, 2024, the last trading day of 2024 ($136.14), multiplied by the number of restricted shares that would have been subject to accelerated or continued vesting.

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Executive: Alberto de Cardenas

Executive Compensation Component	Termination due to Disability	Termination due to Death	Termination by Company without Cause or Resignation with Good Reason	Change of Control
Cash Severance
Base Salary			$525,000	$787,500
Performance Bonus			$1,830,000	$2,745,000
Total Cash Severance			$2,355,000	$3,532,500
Long Term Incentives
Value of Accelerated/Continued Grants (1)	$5,931,211	$5,931,211	$5,931,211	$5,931,211
Benefits & Perquisites
Health & Welfare Benefits			$29,800	$29,800
Company Car			$12,000	$12,000
Total Benefits & Perquisites			$41,800	$41,800
OVERALL TOTAL	$5,931,211	$5,931,211	$8,328,011	$9,505,511

(1)
Represents the closing price on the NYSE for a share of MasTec’s common stock on December 31, 2024, the last trading day of 2024 ($136.14), multiplied by the number of restricted shares that would have been subject to accelerated or continued vesting.

EMPLOYMENT AND OTHER AGREEMENTS
Employment Agreements
On April 18, 2007, MasTec entered an employment agreement with Jose R. Mas, MasTec’s President and CEO, effective as of April 18, 2007, and amended on March 31, 2014. The term of the agreement continues until the agreement is terminated in accordance with the terms and provisions thereof. The agreement provides that Mr. Mas is to receive an annual salary, subject to Compensation Committee adjustment. The agreement also provides that Mr. Mas shall be eligible for annual performance bonuses of up to his base salary based on the achievement of goals established by the Compensation Committee of the Board. If Mr. Mas’s employment is terminated other than for cause and he has not breached certain of his obligations set forth in the agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. Upon Mr. Mas’s death or disability, any unvested equity awards would vest immediately. The agreement further provides for change of control and termination payments as described above in the “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2024” section beginning on page 53. The agreement also contains confidentiality, non-competition and non-solicitation provisions, compliance with which is a condition to receipt of certain amounts or benefits payable under the agreements.
Effective January 1, 2010, MasTec entered an employment agreement with Robert Apple relating to his employment as COO, which agreement was amended on March 31, 2014. The agreement remains in effect until terminated and provides that Mr. Apple will be paid an annual salary, subject to Compensation Committee adjustment, currently set at $800,000. The agreement also provides for annual performance bonuses of up to his base salary based on the achievement of goals established by our Compensation Committee, in its sole discretion. If Mr. Apple’s employment is terminated other than for cause and he has not breached certain of his obligations set forth in the agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. Upon Mr. Apple’s death or disability, any unvested equity awards would vest immediately. The agreement further provides for change of control and

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termination payments as described above in the “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2024” section beginning on page 53. The agreement also contains confidentiality, non-competition and non-solicitation provisions, compliance with which is a condition to receipt of certain amounts or benefits payable under the agreements.
Effective March 30, 2023, MasTec entered into an employment agreement with Mr. DiMarco, relating to his becoming MasTec’s Executive Vice President and Chief Financial Officer. The agreement remains in effect until terminated and provides that Mr. DiMarco will be paid an annual base salary, subject to Compensation Committee adjustment, currently set at $600,000. The agreement also provides for an annual performance bonus of up to his base salary based on the achievement of goals established by the Compensation Committee, as determined in the Compensation Committee’s sole discretion, so long as Mr. DiMarco continues to provide active, full-time service through the applicable bonus period and the date the bonus is paid. If Mr. DiMarco’s employment is terminated other than for cause and he has not breached certain of his obligations set forth in the agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. Upon Mr. DiMarco’s death or disability, any unvested equity awards would vest immediately. The agreement further provides for termination payments as described above in the “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2024” section beginning on page 53. The agreement also contains confidentiality, non-competition and non-solicitation provisions, compliance with which is a condition to receipt of certain amounts or benefits payable under the agreements.
Effective March 31, 2014, MasTec entered an employment agreement with Alberto de Cardenas relating to his employment as EVP, General Counsel and Secretary, which agreement replaced his 2008 employment agreement. The agreement remains in force until terminated and provides that Mr. de Cardenas will be paid an annual salary, subject to Compensation Committee adjustment, currently set at $550,000. The agreement also provides for an annual performance bonus of up to his base salary based on the achievement of goals established by the Compensation Committee, in its sole discretion. If Mr. de Cardenas’ employment is terminated other than for cause and he has not breached certain of his obligations set forth in the agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. Upon Mr. de Cardenas’ death or disability, any unvested equity awards would vest immediately. The agreement further provides for change of control and termination payments as described above in the “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2024” section beginning on page 53. Under certain circumstances, the change in control payment would be reduced to avoid triggering an excise tax on such benefits. The agreement also contains confidentiality, non-competition and non-solicitation provisions, compliance with which is a condition to receipt of certain amounts or benefits payable under the agreements.
CEO PAY RATIO FOR 2024
In compliance with Item 402(u) of Regulation S-K adopted by the SEC pursuant to Section 953(b) of the Dodd-Frank Act, we are reporting the pay ratio disclosure for our fiscal year beginning on January 1, 2024. We identified our median employee as of December 31, 2024, in compliance with the above rules. We updated our median employee using 2024 data because we had significant growth in 2024.
As of December 31, 2024, we had 32,184 employees, consisting of 31,282 U.S. based employees, 493 employees in India and 409 employees in Canada. In calculating our median employee’s wages, we only included U.S. based employees and did not include our employees in India or Canada as they make up less than 5% of our total global workforce. We have calculated our median employee’s wages as follows:
•	We compiled W-2 earnings for all our active employees as of December 31, 2024, except our CEO.
•	We annualized W-2 earnings for new hires during 2024.
•	We ranked all employees’ wages and determined the median employee.
•	We calculated annual total compensation for our median employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
•	The 2024 W-2 annualized wage for our median employee is $104,535.
Jose R. Mas, our CEO, had 2024 W-2 compensation of $7,650,346. Mr. Mas’ compensation included base salary of $1,250,000, cash bonus of $1,350,000, restricted stock of $5,002,489 and other fringes and benefits of $47,857. The pay ratio for 2024 is 73.2.

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PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation and Company performance for fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.

Year	SCT Total Compensation for CEO (1)	Compensation Actually Paid to CEO (2)	Average SCT Total Compensation for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)	Total Shareholder Return (Value of initial fixed $100 investment) (3)	Peer Group Total Shareholder Return (Value of initial fixed $100 investment) (3) (4)	Net Income ($M)	Adjusted EBITDA ($M) (5)
2024	$10,797,857	$23,783,003	$4,057,406	$9,639,385	$212.19	$362.64	$199.4	$1,005.6
2023	$9,603,683	$7,164,886	$2,799,775	$1,850,500	$118.02	$242.23	($47.3)	$860.3
2022	$9,640,917	$6,253,204	$3,575,026	$2,490,855	$133.00	$183.75	$33.9	$780.6
2021	$9,122,897	$18,004,904	$3,501,026	$6,340,351	$143.83	$170.84	$330.7	$939.1
2020	$8,842,829	$6,849,082	$3,180,455	$2,432,921	$106.27	$118.75	$322.7	$799.9

(1)
The CEO for each of 2020, 2021, 2022, 2023 and 2024 was Jose R. Mas. The Other NEOs for each of 2020, 2021 and 2022 were Robert Apple, George Pita (CFO), and Alberto de Cardenas. The Other NEOs for 2023 were Robert E. Apple, Paul DiMarco (CFO), George Pita (who retired as CFO during 2023) and Alberto de Cardenas. The Other NEOs for 2024 were Robert E. Apple, Paul DiMarco (CFO), and Alberto de Cardenas.

(2)
Compensation Actually Paid reflects the exclusions and inclusions for the CEO and the Other NEOs set forth below. The amounts excluded represent the Stock Awards amounts from the applicable Summary Compensation Table. Amounts included are the aggregate of the following components, as applicable: (i) the fair value as of the end of the fiscal year of unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value, as of the vesting date, of equity awards granted in that year that also vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year, less (iv) the fair value at the end of the prior year of awards granted prior to the year that failed to meet applicable vesting conditions during the year. Equity values are calculated in accordance with FASB ASC Topic 718.

CEO Adjustments to SCT

Adjustments to SCT	2024	2023	2022	2021	2020
Excluded: Stock awards reported in Summary Compensation Table for our CEO	$7,500,000	$7,000,000	$7,000,000	$5,500,000	$5,350,000
Included: Change in fair value of current year equity for our CEO	$8,279,416	$6,136,122	$6,220,728	$5,839,202	$3,949,395
Included: Change in fair value of prior year unvested equity for our CEO	$11,343,496	($1,865,349)	($1,989,229)	$6,955,429	$1,247,779
Included: Change in fair value of prior award that vested in 2024 for our CEO	$862,234	$290,430	($619,212)	$1,587,377	($1,840,921)

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Other NEO Adjustments to SCT

Adjustments to SCT	2024	2023	2022	2021	2020
Excluded: Average Stock awards reported in Summary Compensation Table for our Other NEOs	$2,516,667	$1,700,002	$2,300,000	$1,866,667	$1,641,667
Included: Change in fair value of current year equity for Other NEOs	$2,778,185	$1,490,207	$2,043,909	$1,981,805	$1,211,900
Included: Change in fair value of prior year unvested equity for Other NEOs	$4,909,895	($807,394)	($608,361)	$2,153,528	$398,423
Included: Change in fair value of prior award that vested in 2024 for Other NEOs	$410,566	$67,913	($219,719)	$570,659	($716,189)

Change in fair value of stock is based upon closing share prices on December 31, 2020, of $68.18, on December 31, 2021, of $92.28, on December 30, 2022, the last trading day of 2022, of $85.33, on December 29, 2023, the last trading day of 2023, of $75.72, and on December 31, 2024, of $136.14.
(3)
TSR is the change in stock price from the last trading day prior to the earliest year in the table through the last trading day of the applicable year in the table. The Peer Group TSR is the TSR of the group identified for the years measured, weighted according to the respective peer companies’ stock market capitalization at the beginning of each period for which the TSR is calculated. See page 42 for our Peer Group.

(4)	Our Peer Group TSR value of initial fixed $100 investment is: $118.75 for 2020, $170.84 for 2021, $183.75 for 2022, $242.23 for 2023 and $362.64 for 2024.
(5)
We determined adjusted EBITDA to be the “most important” financial performance measure used to link performance to Compensation Actually Paid to our CEO and Other NEOs in fiscal 2024, in accordance with Item 402(v) of Regulation S-K. adjusted EBITDA is a non-GAAP financial measure. For a description of the rationale for our presentation of adjusted EBITDA and a reconciliation of net income to adjusted EBITDA, please see the Non-GAAP Reconciliations.

PERFORMANCE MEASURES
The following table lists the most important financial measures used by us to link compensation actually paid to our named executive officers for 2024 to company performance.

Financial Performance Measures
Adjusted EBITDA
Return on Invested Capital
Three Year Revenue Growth
Three Year Earnings per Share Growth

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RELATIONSHIP BETWEEN PAY AND FINANCIAL PERFORMANCE
The charts below describe the relationship between compensation actually paid to our CEO and other NEOs (as calculated above) and our financial and stock performance.

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PROPOSAL NO. 3: Vote on a Non-Binding Advisory Resolution to Approve the Compensation of the Company’s Named Executive Officers

As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the compensation of our NEOs as disclosed in the section of this Proxy Statement titled “Compensation Discussion and Analysis” including the tables that follow. We are asking shareholders to vote on the following advisory resolution:
“RESOLVED, that the holders of the Company’s common stock advise that they approve the compensation of the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the related footnotes, and the narrative information accompanying the tables).”
Although your vote is advisory and therefore non-binding, the Board will consider the outcome of the vote when considering future executive compensation decisions for NEOs. We urge shareholders to read the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, which details our compensation actions for the year ended December 31, 2024. As described in the CD&A, we believe that the compensation paid to our NEOs for 2024 appropriately considers our demonstrated ability to increase revenue, operating results and profitability over the short- and long-term because of the continued leadership of these NEOs. We believe that our compensation programs and policies and the compensation decisions for 2024 as described in the CD&A appropriately reward our NEOs for their and the Company’s performance and we believe that these programs and policies will assist us in retaining our senior leadership team.
The Board recommends that shareholders vote FOR approval of the compensation of the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the related footnotes, and the narrative information accompanying the tables).

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SECURITY OWNERSHIP

Principal Shareholders
The following table provides information concerning the beneficial ownership of our common stock as of March 14, 2025, by:
•	Each shareholder who is known to beneficially own more than 5% of the outstanding shares of our common stock.
•	Each of our directors and nominees for director.
•	Each of our NEOs; and
•	All our directors and current executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of common stock subject to options and warrants held by such person that are exercisable as of March 14, 2025, or that will become exercisable within 60 days thereafter are deemed outstanding for purposes of such person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of each person indicated in the table below is c/o MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. The following information is based upon information provided to us or filed with the SEC by the shareholders.

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Name	Common Stock Beneficially Owned Number of Shares (1)	Percentage of Common Stock Outstanding (2)
Jorge Mas (3) Chairman of the Board	11,835,203	15.0%
Jose R. Mas (4) Chief Executive Officer and Director	6,148,855	7.8%
Ernst N. Csiszar Director	25,517	*
Robert J. Dwyer Director	20,106	*
Julia L. Johnson Director (5)	13,156	*
C. Robert Campbell Director	42,782	*
Javier Palomarez Director	10,870	*
Ava L. Parker Director (6)	4,117	*
Robert Apple Chief Operating Officer (7)	199,219	*
Paul DiMarco Executive Vice President and Chief Financial Officer (7)	49,872	*
Alberto de Cardenas Executive Vice President, General Counsel and Secretary (7)(8)	109,304	*
All current executive officers and directors as a group (11 persons) (9)	16,809,060	21.3%
BlackRock, Inc. (10)	7,293,320	9.2%
The Vanguard Group (11)	5,969,314	7.6%

*	Less than 1%
(1)
Includes shares of unvested restricted stock, but as to which the owner presently has the right to vote and the right to receive dividends, as follows: Jorge Mas, 130,289 shares, Jose R. Mas, 217,216 shares; Robert Apple, 96,935 shares; Paul DiMarco, 31,811 shares and Alberto de Cardenas, 43,567 shares.

(2)	The percentages reported in this column are based 79,061,884 shares of our common stock outstanding as of March 14, 2025.
(3)
Includes: (i) 5,665,484 shares of common stock owned by Jorge Mas Holdings I, LLC, a Florida limited liability company (“JM Holdings I”), which is controlled by Jorge Mas Holdings, LLC, a Florida limited liability company (“JM Holdings”), of which Jorge Mas is the sole member; (ii) 848,941 shares of common stock owned by the Jorge Mas Irrevocable Family Trust dated August 7, 2018 (the “JM Trust”), one of the trustees of which is Jorge Mas’s spouse; (iii) 425,000 shares of common stock owned by the Jose Ramon Mas Irrevocable Family Trust (the “JR Trust”), of which Jorge Mas is a trustee; (iv) 276,000 shares of common stock owned by Mas Equity Partners III, LLC, a Delaware limited liability company (“Mas Partners III”), in which Mas Equity Partners, LLC, a Delaware limited liability company (“Mas Partners”), is a member and of which Jorge Mas is the sole member; (v) 100,000 shares owned by the Mas Family Foundation Inc. (the “Family Foundation”), a Florida not-for-profit corporation, of which Jorge Mas is the president and member of the Board of Directors; and (vi) 4,519,778 shares of common stock owned individually by Jorge Mas. JM Holdings I and JM Holdings each possess sole voting and dispositive power with respect to 5,665,484 shares, the JM Trust possesses shared voting and dispositive power with respect to 848,941 shares, the JR Trust possesses shared voting and dispositive power with respect to 425,000 shares, Mas Partners III and Mas Partners each possess shared voting and dispositive

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power with respect to 276,000 shares, the Family Foundation possesses shared voting and dispositive power with respect to 100,000 shares and Jorge Mas possesses sole voting and dispositive power with respect to 10,185,262 shares and shared voting and dispositive power with respect to 1,649,941 shares.
As previously disclosed, JM Holdings I entered into a prepaid variable forward sale contract (as amended on November 28, 2022, the “Jorge Mas VFS Contract”) with an unaffiliated third-party buyer. JM Holdings I pledged an aggregate of 1,250,000 shares (the “Jorge Mas 2022 Pledged Shares”) of the Company’s common stock to secure its obligations under the Jorge Mas VFS Contract and retained ownership and voting rights in the Jorge Mas 2022 Pledged Shares during the term of the pledge.
On August 16, 2024, JM Holdings I and the buyer entered into a second amendment to the Jorge Mas VFS Contract (as so further amended, the “Amended Jorge Mas VFS Contract”) to amend the Floor Price (as defined below) and the Cap Price (as defined below) for each JM Tranche 1 Component (as defined below), which were determined based on the volume weighted average price (“VWAP”) of Company common stock for a specified period ended on September 9, 2024, and to appropriately adjust the number of shares to be delivered on the respective valuation date for each JM Tranche 1 Component, with such adjustment resulting in a reduction in the number of Jorge Mas 2022 Pledged Shares to 1,176,933 shares (the “ Jorge Mas Pledged Shares”).
The Amended Jorge Mas VFS Contract provides for the settlement of the transaction, at the option of JM Holdings I, in cash or in shares of Company common stock. The Jorge Mas Pledged Shares are divided into two tranches (the first, “JM Tranche 1” and the second, “JM Tranche 2”) of 15 components each (“JM Tranche 1 Components” or “JM Tranche 2 Components”). The number of shares of Company common stock (or cash equivalent) to be delivered to the buyer on the valuation date of each JM Tranche 1 Component or JM Tranche 2 Component is to be determined as follows: (a) if the VWAP of Company common stock on the designated valuation date for the applicable JM Tranche 1 Component or JM Tranche 2 Component (each, a “Valuation Price”) is less than or equal to $97.3535 (the “Tranche 1 Floor Price”) or $78.5147 (the “Tranche 2 Floor Price,” and each of the Tranche 1 Floor Price and Tranche 2 Floor Price, a “Floor Price”), respectively, JM Holdings I will deliver to the buyer all of the Jorge Mas Pledged Shares (or cash equivalent) for the applicable JM Tranche 1 Component or JM Tranche 2 Component; (b) if such Valuation Price for the JM Tranche 1 Component or JM Tranche 2 Component is greater than the Tranche 1 Floor Price or Tranche 2 Floor Price, respectively, but less than or equal to $127.6413 (the “Tranche 1 Cap Price”) or $136.9646 (the “Tranche 2 Cap Price,” and each of the Tranche 1 Cap Price and Tranche 2 Cap Price, a “Cap Price”), respectively, JM Holdings I will deliver to the buyer the number of shares equal to 100% of the Jorge Mas Pledged Shares for the applicable JM Tranche 1 Component or JM Tranche 2 Component multiplied by the quotient of the applicable Floor Price divided by such Valuation Price (or cash equivalent) and (c) if such Valuation Price for the JM Tranche 1 Component or JM Tranche 2 Component exceeds the Tranche 1 Cap Price or Tranche 2 Cap Price, respectively, JM Holdings I will deliver to the buyer the number of shares equal to 100% of Jorge Mas Pledged Shares for the applicable component multiplied by the quotient of (x) the applicable Floor Price plus such excess divided by (y) such Valuation Price (or cash equivalent).
Each component is exercisable on the same date as it expires, which date for each component, occurs between August 17, 2026, and September 4, 2026.
In addition, effective October 19, 2021, Jorge Mas entered into a loan arrangement with a financial institution pursuant to which Mr. Mas pledged 417,700 shares of the Company’s common stock to secure his obligations under such loan.
Jorge Mas disclaims beneficial ownership of all shares of common stock held by JM Trust, JR Trust, Mas Partners III and the Family Foundation, except, in each case, to the extent of his pecuniary interest therein.
(4)
Includes: (i) 3,218,226 shares owned by Jose R. Mas individually; (ii) 1,280,688 shares owned by Jose Ramon Mas Holdings I, LLC, a Florida limited liability company (“JRM Holdings I”), which is controlled by Jose Ramon Mas Holdings, LLC, a Florida limited liability company (“JRM Holdings”), of which Jose R. Mas is the sole member; (iii) 848,941 shares owned by the JM Trust, of which Jose R. Mas is a trustee; (iv) 425,000 shares owned by the JR Trust, of which Patricia Mas, the wife of Jose R. Mas, is a trustee; (v) 276,000 shares owned by Mas Partners III, in which Jose R. Mas is a member; and (vi) 100,000 shares owned by the Family Foundation, of which Jose R. Mas is the secretary and a member of the Board of Directors. JRM Holdings I and JRM Holdings each possess sole voting and dispositive power with respect to 1,280,688 shares, the JM Trust possesses shared voting and dispositive power with respect to 848,941 shares, the JR Trust possesses shared voting and dispositive power with respect to 425,000 shares, Mas Partners III possesses shared voting and dispositive power with respect to 276,000 shares, the Family Foundation possesses shared voting and dispositive power with respect to 100,000 shares and Jose R. Mas possesses sole voting and dispositive power with respect to 4,498,914 shares and shared voting and dispositive power with respect to 1,649,941 shares.

As previously reported, Jose R. Mas entered into prepaid variable forward sale contract (as amended on November 28, 2022, the “Jose R. Mas VFS Contract”) with an unaffiliated third-party buyer. Jose R. Mas pledged an aggregate of 387,500 shares (the “Jose R. Mas 2022 Pledged Shares”) of Company common stock to secure his obligations under the Jose R. Mas VFS Contract and retained ownership and voting rights in the Jose R. Mas 2022 Pledged Shares during the term of the pledge.
On August 16, 2024, Jose R. Mas and the buyer entered into a second amendment to the Jose R. Mas VFS Contract (as so further amended, the “Amended Jose R. Mas VFS Contract”) to amend the Floor Price and the Cap Price for each JRM Tranche 1 Component (as defined below), which were determined based on the VWAP of the Company’s common stock for a specified

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period ended on September 9, 2024, and to appropriately adjust the number of shares to be delivered on the respective valuation date for each JRM Tranche 1 Component, with such adjustment resulting in a reduction in the number of Jose R. Mas 2022 Pledged Shares to 364,850 shares (the “Jose R. Mas Pledged Shares”).
The Amended Jose R. Mas VFS Contract provides for the settlement of the transaction, at the option of Jose R. Mas, in cash or in shares of Company common stock. The Jose R. Mas Pledged Shares are divided into two tranches (the first. “JRM Tranche 1” and the second, “JRM Tranche 2”) of 15 components each (“JRM Tranche 1 Components” or “JRM Tranche 2 Components”). The number of shares of Company common stock (or cash equivalent) to be delivered to the buyer on the valuation date of each JRM Tranche 1 Component or JRM Tranche 2 Component is to be determined as follows: (a) if the Valuation Price for the applicable JRM Tranche 1 Component or JRM Tranche 2 Component is less than or equal to the Tranche 1 Floor Price or Tranche 2 Floor Price, respectively, Jose R. Mas will deliver to the buyer all of the Jose R. Mas Pledged Shares (or cash equivalent) for the applicable JRM Tranche 1 Component or JRM Tranche 2 Component; (b) if such Valuation Price for the applicable JRM Tranche 1 Component or JRM Tranche 2 Component is greater than the Tranche 1 Floor Price or Tranche 2 Floor Price, respectively, but less than or equal to the Tranche 1 Cap Price or the Tranche 2 Cap Price, respectively, Jose R. Mas will deliver to the buyer the number of shares equal to 100% of the Jose R. Mas Pledged Shares for the applicable JRM Tranche 1 Component or JRM Tranche 2 Component multiplied by the quotient of the applicable Floor Price divided by such Valuation Price (or cash equivalent) and (c) if such Valuation Price for the applicable JRM Tranche 1 Component or JRM Tranche 2 Component exceeds the Tranche 1 Cap Price or the Tranche 2 Cap Price, respectively, Jose R. Mas will deliver to the buyer the number of shares equal to 100% of Jose R. Mas Pledged Shares for the applicable JRM Tranche 1 Component or JRM Tranche 2 Component multiplied by the quotient of (x) the applicable Floor Price plus such excess divided by (y) such Valuation Price (or cash equivalent).
Each component is exercisable on the same date as it expires, which date for each component, occurs between August 17, 2026, and September 4, 2026.
Jose R. Mas disclaims beneficial ownership of all shares of common stock held by the JM Trust, the JR Trust and the Family Foundation, except, in each case, to the extent of his pecuniary interest therein.
(5)	Excludes 59,220 shares that Ms. Johnson elected to defer to a future date pursuant to and in accordance with the terms of the Company’s Deferred Fee Plan for Directors.
(6)	Excludes 193 shares that Ms. Parker elected to defer to a future date pursuant to and in accordance with the terms of the Company’s Deferred Fee Plan for Directors.
(7)	Fractional shares are rounded to the nearest whole share.
(8)
Effective July 24, 2023, Alberto de Cardenas entered into a loan arrangement with a financial institution pursuant to which Mr. de Cardenas pledged 6,000 shares of the Company’s common stock to secure his obligations under such loan.

(9)
The amounts above for Jorge Mas and Jose R. Mas both include shares owned of record by the JM Trust, the JR Trust, Mas Partners III and the Family Foundation. This total only includes those shares once.

(10)
Shares are held by BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock (Luxembourg) S.A., BlackRock Fund Managers Ltd, Aperio Group, LLC, BlackRock Advisors (UK) Limited, BlackRock International Limited, BlackRock Japan Co., Ltd., SpiderRock Advisors, LLC, BlackRock (Singapore) Limited and BlackRock Life Limited, each of which is a subsidiary of BlackRock, Inc. BlackRock, Inc. possesses sole voting power with respect to 6,816,459 shares and sole dispositive power with respect to 7,293,320 shares, and shared voting and dispositive power with respect to no shares, and its address is 50 Hudson Yards, New York, NY 10001. All information derived from BlackRock, Inc. Schedule 13G/A filed with the SEC on February 5, 2025.

(11)
The Vanguard Group possesses sole voting power with respect to 0 shares and shared voting power with respect to 21,643 shares and possesses sole dispositive power with respect to 5,882,974 shares and shared dispositive power with respect to 86,340 shares. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355. All information derived from The Vanguard Group Schedule 13G/A filed with the SEC on February 13, 2024.

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Certain Relationships and Related Party Transactions

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS
The Audit Committee Charter requires that the Audit Committee review and approve all transactions identified in Item 404(a) of Regulation S-K, in which we are a participant and in which a related person has or will have a direct or indirect material interest. In March 2007, the Audit Committee formally adopted written standards to apply when it reviews, approves or ratifies any such related party transaction. These standards provide that: (i) all related party transactions must be fair and reasonable to us at the time they are authorized by the Audit Committee; and (ii) all related party transactions must be authorized, approved or ratified by the affirmative vote of most of the members of the Audit Committee who have no interest, either directly or indirectly, in any such related party transaction.
RELATED PARTY TRANSACTIONS
The Company rents and leases equipment and purchases certain supplies and servicing from Cross Country Infrastructure Services, Inc. (“CCI”), an entity in which Juan Carlos Mas, who is an immediate family member of the Company’s CEO and its Chairman of the Board, serves as the chairman. Additionally, a member of management of a MasTec subsidiary and an entity that is owned by the Mas family are minority owners of CCI. For the years ended December 31, 2024, 2023 and 2022, MasTec paid CCI $11.7 million, $7.3 million and $4.0 million, respectively, for such services, and related amounts payable totaled approximately $0.7 million and $4.6 million as of December 31, 2024 and 2023, respectively. The Company also rents equipment to CCI and revenue from such rentals totaled approximately $0.5 million and $0.3 million for the years ended December 31, 2024 and 2022, respectively, and for the year ended December 31, 2023, there was no revenue from such arrangements.
MasTec has a subcontracting arrangement with an entity for the performance of construction services, the minority owners of which include an entity controlled by Jorge Mas and Jose R. Mas, along with two members of management of a MasTec subsidiary. For the years ended December 31, 2024, 2023 and 2022, MasTec incurred subcontracting expenses in connection with this arrangement of approximately $5.8 million, $8.7 million and $0.2 million, respectively. Related amounts payable were immaterial as of December 31, 2024, and totaled approximately $3.1 million as of December 31, 2023.
MasTec has an aircraft leasing arrangement with an entity that is owned by Jorge Mas. For the years ended December 31, 2024, 2023 and 2022, MasTec paid approximately $6.3 million, $2.7 million and $2.6 million, respectively, related to this leasing arrangement. Related amounts payable were immaterial as of December 31, 2024, and totaled approximately $0.2 million as of December 31, 2023.
MasTec performs construction services on behalf of a professional Miami soccer franchise (the “Franchise”) in which Jorge Mas and Jose R. Mas are majority owners. Construction services include, and have included, the construction of a soccer facility and stadium as well as wireless infrastructure services. In the third quarter of 2023, construction services related to site preparation for a new soccer complex began. For the years ended December 31, 2024 and 2023, revenue under these arrangements totaled approximately $24.9 million and $10.7 million, respectively, and related amounts receivable totaled approximately $12.8 million and $4.1 million as of December 31, 2024 and 2023, respectively. Payments for other expenses related to the Franchise totaled $0.9 million, $1.2 million and $0.5 million for the years ended December 31, 2024, 2023 and 2022, respectively. There were no related amounts payable as of either December 31, 2024 or 2023.
MasTec has a subcontracting arrangement to perform construction services for an entity in which José R. Mas had a minority interest, and a member of management of a MasTec subsidiary owned the remaining interest. On January 1, 2024, MasTec acquired Jose R. Mas’ interest in this entity for approximately $0.7 million.
Jorge Mas and José R. Mas previously owned a majority interest of a customer to which MasTec leased employees and provided satellite communication services, which interests were sold in 2022. Charges to this customer under these arrangements totaled approximately $1.1 million for the year ended December 31, 2022.
The Company previously acquired a construction management firm specializing in steel building systems, of which Juan Carlos Mas was a minority owner at the time of acquisition. In 2023, the Company paid $16.1 million of contingent consideration in connection with the finalization of the earn-out arrangement, of which approximately 25% was paid to Juan Carlos Mas pursuant to the terms of the purchase agreement.

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Split Dollar Agreements
MasTec has an amended and restated split dollar life insurance agreement with (i) Jorge Mas, and Jose R. Mas and Juan Carlos Mas, as trustees of the Jorge Mas Irrevocable Trust (the “Jorge Mas trust”); and (ii) Jose R. Mas, and Jorge Mas, Juan Carlos Mas and Patricia Mas, as trustees of the José Ramon Mas Irrevocable Trust (the “Jose R. Mas trust”). The Company is the sole owner of each of the policies and is designated as the named fiduciary under each split dollar agreement, and the policies subject to the split dollar agreement may not be surrendered without the express written consent of the applicable trust. The total maximum face amount of the insurance policies subject to the split dollar agreements is capped at $200 million in the case of Jorge Mas and $75 million in the case of Jose R. Mas. Upon the death of the applicable executive or the survivor of the applicable executive and his wife, the Company is entitled to receive a portion of the death benefit under the policy equal to the greater of (i) premiums paid by the Company on the policy and (ii) the then cash value of the policy, excluding surrender charges or other similar charges or reductions, immediately before the triggering death. In addition, each executive is entitled to purchase the applicable policy under certain events, including a change in control of the Company. The company paid approximately $0.4 million, $1.4 million and $1.8 million, net, in connection with these agreements for the years ended December 31, 2024, 2023 and 2022, respectively. Life insurance assets associated with these agreements, which amounts are included within other long-term assets, totaled approximately $27.5 million and $27.2 million as of December 31, 2024 and 2023, respectively.

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Questions and Answers About Our Annual Meeting

Why did I receive this Proxy Statement?
The Board of Directors, referred to as the Board, of MasTec, Inc., referred to as MasTec or the Company, is furnishing this Proxy Statement to solicit proxies on its behalf to be voted during the 2025 Annual Meeting of Shareholders of MasTec, referred to as the Annual Meeting, to be held solely by remote communication, in a “virtual only” format, on May 22, 2025, at 9:30 a.m. local time. This Proxy Statement summarizes the information you need to vote by proxy or during the Annual Meeting. You do not need to participate in the Annual Meeting to vote.
When was this Proxy Statement first sent, or given to security holders?
We began mailing the Notice of Internet Availability of Proxy Materials on or about April 10, 2025, to shareholders of record at the close of business on March 14, 2025.
Who is entitled to vote?
Only holders of record of shares of our common stock at the close of business on March 14, 2025, referred to as the Record Date, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting. On the Record Date, 79,061,884 shares of common stock were issued and outstanding.
What is the quorum for the meeting?
A quorum requires the presence, in person or by proxy, of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. No business may be conducted at the Annual Meeting if a quorum is not present. If less than a majority of the issued and outstanding shares entitled to vote are represented at the Annual Meeting, then the holders of the shares so represented may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken, unless a new record date is fixed for the Annual Meeting (in which case a notice of the adjourned meeting will be given to shareholders of record on such new record date, each of whom would be entitled to vote at the adjourned meeting).
How many votes do I have?
Each share of common stock entitles its owner to one vote on each matter brought before the Annual Meeting.
How do shareholders of record vote?
If your shares of our common stock are registered directly in your name, then you are a shareholder of record, and you will receive your Notice of Internet Availability of Proxy Materials directly from us.
For shareholders of record, voting instructions submitted via mail, telephone or the Internet must be received by Broadridge Financial Solutions, Inc. (“Broadridge”), our independent tabulator, by 11:59 p.m., Eastern Time, on May 21, 2025. Submitting your vote via mail, telephone or the Internet will not affect your right to vote during the Annual Meeting should you decide to participate in the Annual Meeting. See “Can I change my vote after I have voted?” below.
The Internet and telephone voting procedures available to you are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet or telephone should understand that third parties may charge fees for voting in this manner such as usage charges from Internet access providers and telephone companies, which are borne by the shareholder.
A shareholder of record may vote during the Annual Meeting by following the instructions at MasTec’s Annual Meeting website.

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How do I vote my shares if they are held by my broker?
If you hold your shares of common stock through a broker, bank or other intermediary, then you are considered the beneficial owner of shares held in “street name,” and your intermediary will send you printed copies of the proxy materials or provide instructions on how to access proxy materials electronically. You are entitled to direct the intermediary how to vote your shares by following the voting instructions that the intermediary provides to you.
How do I vote my shares that are held in my 401(k) Retirement Plan?
All persons who have shares of our common stock allocated to their accounts as participants or beneficiaries under the MasTec, Inc. 401(k) Retirement Plan, which we refer to as the 401(k) Plan, may instruct Bank of America Merrill Lynch, which acts as the trustee for the 401(k) Plan and which we refer to as the Trustee, to vote the shares of common stock held for their account as participants or beneficiaries of the 401(k) Plan. You can instruct the voting of stock you hold in the 401(k) Plan by requesting a voting instruction card to sign, date and return, or by submitting your vote by telephone or through the Internet.
Please see the Notice of Internet Availability of Proxy Materials we sent to you or this Proxy Statement for specific instructions on how to provide voting instructions by any of these methods. Please note that your voting instructions for stock you hold in the 401(k) Plan must be returned by 11:59 p.m., Eastern Time, on May 17, 2025. In the event no voting instruction card is received from a participant or beneficiary, or a voting instruction card is received without instructions, or in the event shares are not yet allocated to any participant’s account, those shares will not be voted for any of the proposals. The Trustee does not know of any other business to be brought before the Annual Meeting, but it is intended that, if any other matters properly come before the Annual Meeting, the Trustee, as proxy, will vote upon such matters per its judgment.
Any 401(k) Plan participant or beneficiary who executes and delivers a proxy card may revoke it at any time prior to its use by executing and delivering a duly executed voting instruction card bearing a later date or by giving written notice to the Trustee. The Trustee will vote the shares held for the accounts of the participants or their beneficiaries in the 401(k) Plan in accordance with the instructions noted thereon, and only the Trustee of the 401(k) Plan can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries participate in the Annual Meeting.
What am I voting on?
At the Annual Meeting, our shareholders will be asked to vote on the following proposals:
1.	The election of C. Robert Campbell, Robert J. Dwyer and Ava L. Parker as Class III directors to serve until the 2028 Annual Meeting of Shareholders.
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year.
3.	Approval of a non-binding advisory resolution regarding the compensation of our NEOs,
4.	Such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.
What vote is required for the proposals?
Election of directors
If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of common stock voting during the Annual Meeting or represented by proxy at the Annual Meeting, which means that the two nominees who receive the most affirmative votes will be elected to the Board. Shareholders entitled to vote may vote in favor of all the nominees, withhold their votes as to all the nominees or vote for all nominees except one or more nominees specified by the voting shareholder.
Our Board’s Governance Principles include a director majority vote policy. The majority vote policy is applicable solely to uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. Under the majority vote policy any nominee for director who receives more “withheld”

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votes than “for” votes in an uncontested election must submit a written offer to resign as director. Any such resignation will be reviewed by the Nominating, Sustainability and Corporate Governance Committee, and, within 90 days after the election, the independent members of the Board will determine whether to accept, reject or take other appropriate action with respect to the resignation in furtherance of the best interests of MasTec and its shareholders.
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm
If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that the number of votes cast during the Annual Meeting in favor of ratification exceeds the number of votes cast opposing ratification.
Approval of a non-binding advisory resolution regarding the compensation of our NEOs
If a quorum is present, approval requires that the number of votes cast during the Annual Meeting in favor of resolution exceeds the number of votes cast opposing the resolution.
How are abstentions and broker “non-votes” treated?
Abstentions
Pursuant to Florida law, abstentions are counted as present for purposes of determining the presence of a quorum; however, abstentions will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal.
Broker “non-votes”
Under the rules of the New York Stock Exchange, which we refer to as the NYSE, if a broker, bank or other institution that holds shares in street name for a customer does not receive voting instructions from that customer with respect to such shares, the broker may vote those shares on only “routine” matters. A broker may not vote such shares on “non-routine” matters unless it receives voting instructions from the customer for whom it holds shares. A broker “non-vote” occurs when a broker does not receive such voting instructions from its customer on “non-routine” matters. Broker non-votes are counted for purposes of determining the presence of a quorum; however, broker non-votes will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal.
Other than Proposal No. 2 (the ratification of the appointment of PricewaterhouseCoopers LLP as our independent certified public accounting firm), all the proposals in this Proxy Statement are considered “non-routine” matters. For this reason, we urge you to give voting instructions to your broker. If any “routine” matters (in addition to Proposal No. 2) are properly brought before the Annual Meeting, then brokers holding shares in street name will be permitted to vote those shares in their discretion for any such routine matters.
Will there be any other items of business on the agenda?
The Board does not know of any other matters that will be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board. If any other matter should come before the Annual Meeting, or any nominee is not available for election, the persons named in the proxy that a shareholder submitted via the Internet, phone or mail will have discretionary authority to vote all shares represented by such proxy unless otherwise specified to the contrary with respect to such matters in accordance with the recommendation of the Board.
What happens if I submit or return my proxy card without voting?
When you properly submit your proxy via the Internet, phone or mail, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If you properly submit your proxy with no direction, the proxy will be voted:
•	For: The election of C. Robert Campbell, Robert J. Dwyer and Ava L. Parker as Class III directors to serve until the 2028 Annual Meeting of Shareholders.
•	For: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year.
•	For: Approval of a non-binding advisory resolution regarding the compensation of our NEOs.

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•
In accordance with the recommendation of the Board “for” or “against” all other business as may properly be brought before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

Can I change my vote after I have voted?
You may revoke a proxy given pursuant to this solicitation at any time prior to its exercise by:
•	Delivering written notice to our Corporate Secretary at MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134.
•	Executing and delivering to our Corporate Secretary a proxy with a later date.
•	Participating in the Annual Meeting and voting on the Annual Meeting website; or
•	Submitting a telephonic or electronic vote at a later date.
With respect to telephonic or electronic votes, the last vote transmitted will be the vote counted. Participation in the Annual Meeting will not constitute revocation of a proxy submitted by telephone or electronic means.
Will anyone contact me regarding the proposals described in this Proxy Statement?
No arrangements or contracts have been made or entered into with any solicitors as of the date of this Proxy Statement, but we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews. In addition, we reserve the right to solicit proxies through our directors, officers and employees in person and by telephone or facsimile; however, these people will not receive any additional compensation for any such solicitation efforts.
Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held by them as of the Record Date.
Who paid for this proxy solicitation?
All expenses incurred regarding the solicitation of proxies, including the printing and mailing of this Proxy Statement should you request a printed copy of the proxy materials, will be borne by MasTec.
How do I obtain a list of MasTec’s shareholders?
A list of MasTec’s shareholders as of the Record Date will be available for inspection at our corporate headquarters located at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134 during normal business hours during the 10-day period immediately prior to the Annual Meeting.
How do I submit a proposal for the 2026 Annual Meeting?
Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before an annual meeting by or at the direction of our Board or, in the case of business other than director nominations, by a shareholder entitled to vote who has delivered written notice as specified under our bylaws. Under our bylaws, we must receive any eligible proposal from an eligible shareholder intended to be presented at the 2026 Annual Meeting of Shareholders on or before December 11, 2025 for the proposal to be properly brought before that meeting, except that if the date of the 2026 Annual Meeting of Shareholders has been changed by more than 30 calendar days from the date contemplated at the time of this Proxy Statement, the notice shall be received not less than 150 calendar days prior to the date of the contemplated 2026 Annual Meeting of Shareholders or the date that is 10 calendar days after the date of the first public announcement or other notification to shareholders of the date of the contemplated 2026 Annual Meeting of Shareholders, whichever first occurs. This same deadline also applies for any shareholder proposal to be eligible for inclusion in our Proxy Statement and proxy related to that meeting pursuant to SEC Rule 14a-8. Any notice regarding any shareholder proposal must include the information specified in Article I, Section 9 of our bylaws. If a shareholder fails to comply with Article I, Section 9 of our bylaws or notifies MasTec after December 11, 2025(or such other deadline in accordance with the above) of an intent to present any proposal at MasTec’s 2026 Annual Meeting of Shareholders, irrespective of whether the shareholder is seeking to include the proposal in MasTec’s Proxy Statement and proxy, the proposal will not be considered properly brought before the meeting. A copy of our bylaw requirements will be provided upon written request to: MasTec Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134.

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Other Business

Notice Procedures and Shareholders’ Proposals for the 2026 Annual Meeting of Shareholders
Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before an annual meeting by or at the direction of our Board or, in the case of business other than director nominations, by a shareholder entitled to vote who has delivered written notice as specified by our bylaws. Under our bylaws, MasTec must receive any eligible proposal from an eligible shareholder intended to be presented at the 2026 Annual Meeting of Shareholders on or before December 11, 2025 for the proposal to be properly brought before the meeting, except that if the date of the 2026 Annual Meeting of Shareholders has been changed by more than 30 calendar days from the date contemplated at the time of this Proxy Statement, the notice shall be received not less than 150 calendar days prior to the date of the contemplated 2026 Annual Meeting of Shareholders or the date that is 10 calendar days after the date of the first public announcement or other notification to shareholders of the date of the contemplated 2026 Annual Meeting of Shareholders, whichever first occurs. This same deadline also applies for any shareholder proposal to be eligible for inclusion in our Proxy Statement and proxy related to that meeting pursuant to SEC Rule 14a-8. Any notice regarding any shareholder proposal must include the information specified in Article I, Section 9 of our bylaws. If a shareholder fails to comply with Article I, Section 9 of our bylaws or notifies MasTec after December 11, 2025 (or such other deadline in accordance with the above) of an intent to present any proposal at MasTec’s 2026 Annual Meeting of Shareholders, irrespective of whether the shareholder is seeking to include the proposal in MasTec’s Proxy Statement and proxy pursuant to SEC Rule 14a-8, the proposal will not be considered properly brought before the meeting. A copy of our bylaw requirements will be provided upon written request to: MasTec Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134.
In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that they intend to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. Please note that the notice deadline under Rule 14a-19 is the same as the applicable notice period under the advance notice provisions of our bylaws described above.
Availability of Annual Report on Form 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (without exhibits or documents incorporated by reference therein) are available without charge to shareholders upon written request to MasTec Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134 or by calling (305) 599-1800, by first class mail or other equally prompt means within one (1) business day of receipt of such request, or via the Internet at www.mastec.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.
Other Matters that May Come Before the Annual Meeting
The Board does not intend to present, and knows of no others who intend to present, at the Annual Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote any proxies on such matters in accordance with their judgment.

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Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and Notices of Internet Availability of Proxy Materials with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
A single annual report and proxy statement or Notice of Internet Availability of Proxy Materials will be delivered to multiple street name shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once a shareholder has received notification from its broker that it will be “householding” communications to such shareholder’s address, “householding” will continue until such shareholder is notified otherwise or until such shareholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate copy of the 2025 proxy statement and 2024 annual report or Notice of Internet Availability of Proxy Materials, and/or wishes to receive separate copies of proxy statements and annual reports or Notices of Internet Availability of Proxy Materials in the future, or if, at any time, shareholders who share an address and receive separate copies of the 2025 proxy statement and 2024 annual report or Notice of Internet Availability of Proxy Materials, would like to receive a single copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials in the future, such shareholder or shareholders may (1) notify its or their broker or brokers or (2) direct its or their written or oral request to: MasTec, Inc., Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134, (305) 599-1800.
Upon written or oral request of a shareholder at a shared address to which a single copy of the 2025 proxy statement and 2024 annual report or Notice of Internet Availability of Proxy Materials was delivered, we will deliver promptly separate copies of these documents.
We request that you promptly request a proxy card to sign, date, and return or vote your proxy over the telephone or through the Internet so that your vote will be included at the meeting.

Alberto de Cardenas, Secretary
Coral Gables, Florida
April 10, 2025

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MasTec

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 21, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 19, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/MTZ2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by MasTec, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 19, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70561-P26218 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**MASTEC, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Class III Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) C. Robert Campbell
02) Robert J. Dwyer
03) Ava L. Parker

**The Board of Directors recommends you vote FOR Proposals 2 and 3.**

**NOTE:** In the Proxies' discretion, in accordance with the recommendation of MasTec's Board of Directors, the Proxies are authorized to vote on any other business that may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V70562-P26218

**PROXY FOR 2025 ANNUAL MEETING OF SHAREHOLDERS**
**SOLICITED BY THE BOARD OF DIRECTORS OF MASTEC, INC.**

The undersigned hereby constitutes and appoints Alberto de Cardenas and Cristina Canales (the "Proxies"), or either of them, each with full power of substitution, attorneys and Proxies for the undersigned, to vote all shares of Common Stock of MasTec, Inc. ("MasTec") that the undersigned would be entitled to vote at the 2025 Annual Meeting of Shareholders (the "Annual Meeting") to be held solely by remote communication, in a "virtual only" format at 9:30 a.m. EDT on Thursday, May 22, 2025, or any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters stated on the reverse side, in the manner directed herein.

If shares of MasTec's Common Stock are issued to or held for the account of the undersigned under the MasTec 401(k) Retirement Plan (the "Plan"), then the undersigned hereby directs the Trustee of the Plan to vote all shares of MasTec's Common Stock in the undersigned's name and/or account under the Plan in accordance with the instructions given herein at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters stated on the reverse side.

**ANY PROPER PROXY RECEIVED BY MASTEC WILL BE VOTED AS DIRECTED. ANY PROPER PROXY RECEIVED BY MASTEC AS TO WHICH NO CHOICE HAS BEEN INDICATED WILL BE VOTED BY THE PROXIES "FOR ALL" THE NOMINEES SET FORTH ON THE REVERSE SIDE, "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025, "FOR" A NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND IN ACCORDANCE WITH THE RECOMMENDATION OF MASTEC'S BOARD OF DIRECTORS ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. YOUR PROXY CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS CARD OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING SET FORTH ON THE REVERSE SIDE.**

**Continued and to be signed on reverse side**